UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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CATALINA MARKETING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
to be held on
August 10, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of CATALINA MARKETING CORPORATION, a Delaware corporation (herein called the “Company”), will be held at the offices of the Company, 200 Carillon Parkway, St. Petersburg, Florida 33716 on August 10, 2006 at 8:30AM (the “Annual Meeting”) for the following purposes:

1. To elect three Class III Directors;

2. To approve an increase in the number of shares of Common Stock (as defined herein) available under the Company’s Amended and Restated 1999 Stock Award Plan by 3 million shares;

3. To ratify and approve the Company’s independent registered certified public accounting firm for fiscal year 2007; and

4. To consider and act upon any other matters which may properly come before the Annual Meeting and any adjournment thereof.

In accordance with the provisions of the Company’s Bylaws, the Board of Directors has fixed the close of business on June 22, 2006 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the Annual Meeting at the offices of the Company, 200 Carillon Parkway, St. Petersburg, Florida 33716, and will also be available for examination at the Annual Meeting until its adjournment.

Your attention is directed to the accompanying Proxy Statement. We invite all stockholders to attend the Annual Meeting. To ensure that your shares will be voted at the Annual Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even though you have sent in your proxy.

By Order of the Board of Directors,

/s/  Frederick W. Beinecke
Frederick W. Beinecke
Chairman of the Board

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

St. Petersburg, Florida
July 6, 2006

PROXY STATEMENT
CATALINA MARKETING CORPORATION
200 Carillon Parkway
St. Petersburg, Florida 33716

ANNUAL MEETING OF STOCKHOLDERS
to be held on
August 10, 2006

SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of CATALINA MARKETING CORPORATION, a Delaware corporation (the “Company”), for use at the Company’s 2006 Annual Meeting of Stockholders to be held on August 10, 2006 at 8:30AM at the offices of the Company, 200 Carillon Parkway, St. Petersburg, Florida 33716, and at any and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering written notice of revocation to the Company at its principal office, 200 Carillon Parkway, St. Petersburg, FL, 33716, Attention: Corporate Secretary, or by executing a subsequent proxy and presenting it at the meeting. A proxy may also be revoked by the person who executed the proxy attending the Annual Meeting for the purpose of voting in person. In addition to this solicitation, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by mail or personal calls. The Company may, but does not currently plan to, engage a proxy solicitation firm in connection with the solicitation of proxies. The expense of any such engagement is not expected to exceed $15,000. All costs of solicitation will be borne by the Company. The Company has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement of the Company will be mailed on or about July 6, 2006 to each stockholder of record as of the close of business on June 22, 2006.

VOTING AT THE MEETING

The Company had 46,870,369 shares of Common Stock, par value $.01 per share (the “Common Stock”), outstanding as of June 22, 2006. Holders of record of shares of Common Stock at the close of business on June 22, 2006 will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share so held of record. Holders of a majority of the outstanding shares, if present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality vote of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not have an effect on the outcome of the election of directors. In all matters of which the Company is aware, other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon is required. For such proposals, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Also, for these proposals, broker non-votes are not counted as shares present at the meeting and entitled to vote and therefore have no effect.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL 1)

The persons named in the enclosed proxy will vote for the three nominees named below under “Nominees for Directors”, unless instructed otherwise in the proxy. The persons receiving the greatest number of votes for each class, up to the number of directors to be elected for such class of directors, shall be the persons elected as Class III Directors. Each Class III Director is to hold office until the 2009 Annual Meeting of Stockholders or until his or her respective successor is duly qualified and elected.

The names and certain information concerning the persons to be nominated to become directors by the Board at the Annual Meeting are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 1 TO ELECT EACH OF THE NOMINEES NAMED BELOW UNDER “NOMINEES FOR DIRECTORS.” Although each of the persons nominated has consented to serve as a director if elected and your Board has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board. The following information regarding the Company’s directors (including the nominees) and executive officers is relevant to your consideration of the slate proposed by your Board.

Directors, Executive Officers And Other Significant Employees

The directors and nominees for director of the Company and executive officers and other significant employees of the Company as of the date of this Proxy Statement are as follows:

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

			Has Been a
Name	Age	Positions and Offices Currently Held Director	Director Since

Board Members
Frederick W. Beinecke	63	Chairman of the Board	January 1993
L. Dick Buell	55	Chief Executive Officer, Director	March 2004
Eugene P. Beard	71	Director	July 2004
Edward S. Dunn, Jr.	63	Director	August 2004
Evelyn V. Follit	59	Director	February 2000
Peter T. Tattle	64	Director	January 2003
Robert G. Tobin	67	Director	August 2005
Jeffrey W. Ubben	44	Director	May 2006
Executive Officers and Significant Employees
Deborah A. Booth	47	Executive Vice President, Catalina Marketing Corporation, Business Support Services
Tom Buehlmann	41	Executive Vice President, Catalina Marketing Corporation and President, Catalina Marketing International
Rick P. Frier	45	Executive Vice President, Catalina Marketing Corporation and Chief Financial Officer
Edward C. Kuehnle	51	Executive Vice President, Catalina Marketing Corporation and President, Catalina Marketing Services
Cynthia J. McCloud	47	Executive Vice President, Catalina Marketing Corporation and Regional Director, Europe
Jay D. Parsons	40	Executive Vice President, Catalina Marketing Corporation, U.S. Manufacturer and Retail Services
Craig H. Scott	52	Executive Vice President, Catalina Marketing Corporation and President, Catalina Health Resource
Cary P. Siegel	44	Executive Vice President, Catalina Marketing Corporation, Chief Development Officer
Eric N. Williams	48	Executive Vice President, Catalina Marketing Corporation, Chief Information Officer

The Board is divided into three classes, with each class holding office for staggered three-year terms. As noted above, stockholders will be asked to vote on the nominees for Class III Directors at the Annual Meeting.

The terms of the Class III Directors, Eugene P. Beard, Robert G. Tobin and Jeffrey W. Ubben, are scheduled to expire in 2006. The Board nominated Messrs. Beard, Tobin and Ubben for re-election as Class III Directors at the Annual Meeting. The terms of these Class III Directors will expire in 2009. Stockholders will be asked to vote for the three Class III director nominees.

The terms of the Class I Directors, Edward S. Dunn, Jr. and Peter T. Tattle, expire in 2007. The terms of the Class II Directors, Frederick W. Beinecke, L. Dick Buell and Evelyn V. Follit, expire in 2008. All executive officers of the Company are chosen by the Board and serve at the Board’s discretion. No family relationships exist between any of the officers or directors of the Company.

Attendance at Meetings and Board Committees

During the fiscal year ended March 31, 2006, the Board held a total of seven meetings. Each member of the Board attended at least 75% of the aggregate meetings of the Board and of the committees of which he or she was a member. As a general matter, members of the Board are expected to attend the Company’s annual meeting of stockholders. All directors then in office attended the Company’s annual meeting of stockholders held August 9, 2005. The Nominating and Corporate Governance Committee has adopted a policy limiting the number of public company boards on which the Company’s directors may serve. Non-employee directors may serve on a maximum of three public company boards, and employee directors may serve on a maximum of two public company boards, in each case including the Company’s Board. The Board has waived this limitation as it relates to Mr. Ubben.

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee.

The Audit Committee, which met on sixteen occasions in fiscal year 2006, is responsible for: (i) reviewing and discussing with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof); (ii) recommending to the Board whether the annual financial statements and management’s assessment of internal control over financial reporting should be included in the Annual Report on Form 10-K; (iii) reviewing and discussing with management the type and presentation of information to be included in earnings press releases and the financial information and earnings guidance provided to analysts and rating agencies; (iv) reviewing the Company’s system of internal controls and meeting with independent auditors and appropriate Company financial and auditing personnel concerning the Company’s system of internal controls; (v) evaluating the Company’s financial reporting activities and the accounting standards and principles followed; (vi) the appointment, compensation and oversight of the independent auditors, who will report directly to the Audit Committee; (vii) evaluating the independent auditor’s qualifications, performance and independence (viii) reviewing the independent auditor’s attestation and report on management’s internal control report and holding timely discussions with the independent auditors regarding a variety of topics relating to financial accounting, the audit process and the result of the independent auditor’s audit procedures including (a) all critical accounting policies and practices and (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (ix) the review and pre-approval of both audit and non-audit services to be provided by the independent auditor; (x) setting hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor; and (xi) establishing and maintaining procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding accounting, internal accounting controls or accounting matters. The Audit Committee’s functions are detailed in full in a written Audit Committee Charter adopted by the Board, which is attached to this Proxy Statement as Exhibit A and is also available on our website at http://www.catalinamarketing.com and is available from the Company in print to any stockholder who requests a copy.

The Audit Committee consists of Eugene P. Beard, as Chairman, Evelyn V. Follit and Edward S. Dunn, Jr. The Board has determined that each member of the Audit Committee is independent within the meaning of applicable corporate governance rules of the New York Stock Exchange (“NYSE”), the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable Securities and Exchange Commission (“SEC”) rules. In addition, the Board has determined that each member of the Audit Committee satisfies applicable NYSE standards for financial literacy and that Mr. Beard is an “audit committee financial expert” within the meaning of the rules of the SEC. The fact that Mr. Beard has been appointed the audit committee financial expert does not cause him to be deemed an expert for any other purpose.

The Compensation Committee, which met on ten occasions in fiscal year 2006, is responsible for (i) reviewing the Company’s overall compensation and benefit programs and structure, (ii) reviewing and approving revisions to the Company’s executive compensation policy, including (a) annually reviewing corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluating the performance of the CEO in light of those goals and determining the CEO’s compensation level based on this evaluation and the Company’s compensation philosophy and (b) annually reviewing the CEO’s evaluations of the Company’s other executive officers and reviewing and approving such other executive officers’ compensation based on the CEO’s recommendations; and (iii) reviewing the Company’s employee benefit programs and approving all new incentive-compensation and equity-related plans. In addition, the Compensation Committee is responsible for: (a) ensuring the Company’s human resource policies are designed to attract and retain outstanding executive talent and provide for their development; (b) reviewing the Company’s succession planning status and policies; and (c) monitoring compensation actions by management below the executive level. Also, the Compensation Committee has full and exclusive discretionary authority to (1) construe, interpret and apply the terms of the Company’s Amended and Restated 1999 Stock Award Plan, Employee Payroll Deduction Stock Purchase Plan and similar plans or programs; (2) determine eligibility and adjudicate all disputed claims under such plan; and (3) administer such plan pursuant to its terms. The Compensation Committee’s functions are detailed in full in a written Compensation Committee Charter adopted by the Board, which is available on our website at http://www.catalinamarketing.com and is available from the Company in print to any stockholder who requests a copy.

The Compensation Committee consists of Peter T. Tattle, as Chairman, Frederick W. Beinecke, Edward S. Dunn, Jr. and Jeffrey W. Ubben. The Board has determined that each member of the Compensation Committee is independent within the meaning of applicable corporate governance rules of the NYSE, the requirements set forth in the Exchange Act and the applicable SEC rules.

The Finance Committee, which met on three occasions in fiscal year 2006, is responsible for: (i) reviewing and evaluating management’s development of long-term business objectives; (ii) overseeing the investment of the Company’s and its subsidiaries’ assets and reviewing and monitoring the Company’s investment policies; (iii) evaluating the financial impact of acquisitions and divestitures; and (iv) reviewing and recommending policies concerning other corporate finance matters, including appropriate capitalization, the establishment of capital structure guidelines, the repurchase of the Company’s Common Stock and the establishment of uses of short and long-term debt and equity financing. The Finance Committee consists of Frederick W. Beinecke, as Chairman, Eugene P. Beard, Robert G. Tobin and Jeffrey W. Ubben. The Finance Committee’s functions are detailed in full in a written Finance Committee Charter adopted by the Board.

The Nominating and Corporate Governance Committee, which met on three occasions in fiscal year 2006, is responsible for: (i) developing and recommending to the Board specific guidelines and criteria for membership on the Board and each of its standing committees; (ii) identifying individuals qualified to become members of the Board; (iii) considering the performance of incumbent members of the Board and its standing committees in determining whether to recommend that they be nominated for reelection; (iv) coordinating and supervising the process of Board and committee performance self-assessment and the assessment of the performance of individual directors; (v) administering and overseeing compliance with the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines; (vi) acting as administrator of the 2002 Director Stock Grant Plan; (vii) reviewing Board member compensation and recommending changes as necessary; and (viii) evaluating the Company’s compliance with legal and regulatory requirements and making recommendations to the Board with respect to the corporate governance policies and procedures.

In addition to the above, the Nominating and Corporate Governance Committee is responsible for recommending to the full Board, for its approval, director nominees for election at any annual or special meeting of the Company’s stockholders or to fill any vacancy in the Board or any of its standing committees. To fulfill this role, the Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Among other things, when assessing a candidate’s qualifications, the Committee considers (i) the candidate’s independence and experience under the standards mandated by the SEC rules and the NYSE; (ii) the number of other boards on which the candidate serves; (iii) the candidate’s industry background, knowledge and experience; (iv) the need of the Board to have certain expertise and skills; and (v) the gender and racial and other diversity of the directors then comprising the Board. In addition, directors are expected to be able to exercise good judgment when acting on behalf of the Company and its stockholders. Moreover, directors are expected to act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines. The Committee considers all of these qualities when determining whether or not to recommend a candidate for director. The Committee also occasionally utilizes the services of a search firm to help identify candidates for director who meet the qualifications outlined above. The Nominating and Corporate

Governance Committee’s functions are detailed in full in a written Nominating and Corporate Governance Committee Charter adopted by the Board, which is available on our website at http://www.catalinamarketing.com and is available from the Company in print to any stockholder who requests a copy.

In carrying out its functions in regard to Board membership, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, and the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company as well as what particular contribution to the success of the Company such person could be expected to make.

The Nominating and Corporate Governance Committee consists of Frederick W. Beinecke, as Chairman, Peter T. Tattle and Robert G. Tobin. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of applicable corporate governance rules of the NYSE, the requirements set forth in the Exchange Act and the applicable SEC rules.

Non-management directors meet periodically in executive sessions without management. “Non-management” directors are those directors who are not Company officers but may include directors, if any, who are not “independent” by virtue of the existence of a material relationship with the Company. The non-management directors met on four occasions in fiscal year 2006. Mr. Beinecke, as Chairman of the Board of Directors, generally presides at the executive sessions of the Board of Directors.

Director Independence

The Board has reviewed the relationships between the Company and each of its directors and has determined that a majority of the directors are independent for purposes of the NYSE corporate governance listing standards. In accordance with these listing standards, which are set forth in the Company’s Corporate Governance Guidelines, the Board affirmatively determined that, other than Mr. Buell, all directors are independent under the NYSE listing standards. Mr. Buell does not meet NYSE independence listing standards due to his current position as Chief Executive Officer. In making its determination, the Board must be assured that the director does not have any material relationship with the Company. In making this determination, the Board considers all relevant facts and circumstances, including the director’s affiliation with companies, firms, organizations and persons that have relationships with the Company. In addition, a director would not be considered independent if (a) the director has been employed by, or an immediate family member has been an executive officer of, the Company during the prior three years; (b) the director has received, or an immediate family member has received, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension and other forms of deferred compensation for prior service, during the prior three years; (c) the director has been affiliated with or employed by, or an immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company, unless three years have passed since either the end of the individual’s employment with such auditor or the end of the auditor’s external audit relationship with the Company; (d) an executive officer of the Company has been on the compensation committee of the board of directors of a company that employed the director or an immediate family member as an executive officer during the prior three years; or (e) the director has been an executive officer or employee, or an immediate family member has been an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, unless three years have passed since falling below such threshold.

Corporate Governance

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics may be reviewed on our website at http://www.catalinamarketing.com. This Code is applicable to all of the Company’s directors, officers and employees.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines to advance the functioning of our Board of Directors and its committees and to set forth our Board of Directors’ expectations as to how it should perform its functions. Our Corporate Governance Guidelines are posted on our website at http://www.catalinamarketing.com and are available in print to any stockholder who requests a copy.

Nominees for Director

By order of the Board, the nominees for Class III Directors will be elected at this Annual Meeting in accordance with the Company’s Bylaws.

Class III Directors

The following persons have been recommended for re-election as Class III Directors by the Nominating and Corporate Governance Committee, and have been nominated by the Board of Directors, and will be placed in nomination at the Annual Meeting for election to the Board. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless otherwise stated in the proxy.

Eugene P. Beard was elected as a director of the Company in July 2004. Since January 2000, Mr. Beard has been employed as Chairman and Chief Executive Officer of Westport Asset Fund, Inc., a corporation which invests in public, private and start-up firms worldwide and was founded by Mr. Beard in 1983. Until his retirement in December 1999, Mr. Beard served as Vice Chairman, Finance & Operations of The Interpublic Group of Companies (“Interpublic”), a worldwide advertising and marketing communications group, where he was also a member of the Board of Directors and Chairman of the Finance Committee. Mr. Beard had been employed by Interpublic for almost twenty years. Mr. Beard is also a director and audit committee member of 59 Wall St. Fund and Old Westbury Fund (mutual funds), as well as Mattel Inc.

Robert G. Tobin was elected as a director of the Company in August 2005. He was the Chief Executive Officer of Ahold USA from 1998 until his retirement in 2001, and served as the Interim Chief Executive Officer of U.S. Foodservice for six months during 2003. Mr. Tobin was the Chairman and Chief Executive Officer of Stop and Shop Supermarkets from 1993 until 1998. Prior to holding this position, Mr. Tobin held various management positions at Stop and Shop Supermarkets. Mr. Tobin is a director of Landec Corporation which designs, develops, manufactures and sells temperature-activated and other specialty polymer products for food and agricultural applications.

Jeffrey W. Ubben was elected as a director of the Company in May 2006. He is a co-founder, managing partner and principal owner of ValueAct Capital, an investment partnership with approximately $3.5 billion in assets under management. ValueAct Capital has been an institutional investor in the Company since August 2003. Prior to co-founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at BLUM Capital Partners for more than five years. Previously, Mr. Ubben spent eight years at Fidelity Management and Research where he managed two multi-billion-dollar mutual funds, including the Fidelity Value Fund. Mr. Ubben currently serves as a director of Gartner Group, Inc., Mentor Corporation and Per-Se Technologies, Inc.

Other Directors, Executive Officers and Significant Employees

Frederick W. Beinecke was elected as a director of the Company in January 1993, and also served as a director of the Company from 1985 until January 1990. Mr. Beinecke became the chairman of the Company in November 2003. He has been the President of Antaeus Enterprises, Inc. (a venture capital and marketable securities investment company) since 1982. Mr. Beinecke is also a director of several private companies.

L. Dick Buell has served as Chief Executive Officer and director of the Company since March 2004. Prior to joining the Company, Mr. Buell served as Chairman of the Board and Chief Executive Officer of WS Brands, a holding company within Willis Stein & Partners, a private equity investment partnership, with authority over the acquisition of businesses within the consumer packaged goods industry from January 2002 to January 2004. From February 2000 to December 2001, Mr. Buell was the President and Chief Operating Officer of Foodbrands America, Inc., a unit of Tyson Foods. Mr. Buell was employed by Griffith Laboratories, Inc., from June 1989 to December

1999, and served as Chief Executive Officer from 1992 to 1999. From 1983 to 1989, Mr. Buell served as Vice President — Marketing, Grocery Products, for Kraft Foods, Inc. From 1978 to 1983, Mr. Buell was employed by McKinsey & Company. Mr. Buell is a director, the Chairman of the audit committee and a member of the Compensation Committee of Prestige Brands Holdings, Inc., a marketing, sales and distribution company of over-the-counter, personal care and household cleaning brands to mass merchandisers, drug stores, supermarkets and hospitals.

Edward S. Dunn, Jr. was elected as a director of the Company in August 2004. He has been employed as President of Dunn Consulting, a retail grocery and related food marketing consulting company, since 1997. From 2001 to 2002, Mr. Dunn was the President and Chief Executive Officer of Colonial Williamsburg Company, the business arm of the Colonial Williamsburg Foundation. Mr. Dunn was the C.J. McNutt Chair in Food Marketing, St. Joseph’s University, from 1998 to 2001. Mr. Dunn is a director of several private companies.

Evelyn V. Follit, was elected as a director of the Company in February 2000. From October 1997 through February 2005, Ms. Follit had been employed by the Radioshack Corporation as the Senior Vice President and Chief Information Officer, and had served as the Chief Organizational Enabling Services Officer of Radioshack from March 2003 to February 2005. From October 1996 to March 1997, Ms. Follit was the Vice President of Operations/Engineering for ACNielsen, and from October 1984 to September 1996, she held various positions at Dun and Bradstreet. Ms. Follit is also a director at two private companies.

Peter T. Tattle was elected as a director of the Company in January 2003. Mr. Tattle was employed by Johnson & Johnson for 36 years, from 1965 to 2001. Mr. Tattle served as a Group Company Chairman of Johnson & Johnson from October 1991 until his retirement in 2001, responsible for the pharmaceutical businesses in the Americas, Canada, Mexico, and Latin America for much of that time. Mr. Tattle also served as a member of Johnson & Johnson’s Pharmaceuticals Group Operating Committee. Mr. Tattle joined Johnson & Johnson in 1965 as a sales representative for the company’s affiliate, Ortho Pharmaceuticals Canada and held various senior positions in sales, marketing and product management throughout his career. Mr. Tattle serves as a non-voting member of the Advisory Board of DFB Pharmaceuticals.

Deborah A. Booth became the Executive Vice President, Catalina Marketing Corporation, Business Support Services in July 2004, and prior to that time had served as Senior Vice President, CMC Operations since July 2002. Ms. Booth has also served as Senior Vice President, Operations, from March 2001 to July 2002. Prior to her appointment as Senior Vice President, Operations, she served as Vice President, Retail Operations from March 1999 until March 2001. Ms. Booth joined the Company in 1994. Prior to joining the Company, Ms. Booth was employed by Retail Systems Consulting.

Tom Buehlmann has served as Executive Vice President, Catalina Marketing Corporation and President, Catalina Marketing International since March 2005. Prior to that, he served as Senior Vice President, Catalina Marketing International from October 2003 to March 2005. Prior to his appointment to Senior Vice President, Catalina Marketing International, he served as Senior Vice President, Catalina Marketing Europe from October 2002 to October 2003. Prior to joining the Company, Mr. Buehlmann served as Marketing Director of OneSwoop.com Limited, from 2000 to 2001. From 1996 to 1999, Mr. Buehlmann was the Managing Director of Lindt and Sprungli, UK Limited, a premium chocolate confectionery company, where he also served as Vice President, International Marketing from 1994 to 1996. Mr. Buehlmann was employed by Procter and Gamble from 1987 to 1994.

Rick P. Frier has served as Executive Vice President, Catalina Marketing Corporation and Chief Financial Officer since June 2005. Prior to that, Mr. Frier served as Executive Vice President, Finance and Accounting from March 2005 to June 2005. Prior to joining the company, Mr. Frier was the Chief Financial Officer and Chief Operating Officer at Mattress Discounters Corp. from November 2001 to March 2005. In October 2002, Mattress Discounters Corp. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland, from which that company successfully emerged in March 2003. From April 2000 to May 2001, Mr. Frier served as Executive Vice President and Chief Financial Officer with Concept Five Technologies. From January 1998 to March 2000, Mr. Frier served as Vice President and Chief Financial Officer with Caliber Learning Network, Inc.

Edward C. Kuehnle has served as Executive Vice President, Catalina Marketing Corporation and President, Catalina Marketing Services since January 2005. Prior to joining the company, Mr. Kuehnle served as Group President, Information Resources, Inc., North America from November 1999 to December 2004, where he also served as President, Client Solutions from October 1998 to November 1999. From January 1998 to September 1998, Mr. Kuehnle was the Vice President of Sales with Pharmacia.

Cynthia J. McCloud has served as Executive Vice President, Catalina Marketing Corporation and Regional Director, Europe, since January 2006, and was the Executive Vice President, Retail Services from April 2003 until January 2006. Ms. McCloud also served as Executive Vice President, Retail Services and Marketing, from December 2002 to April 2003. Prior to her appointment as Executive Vice President, Retail Services and Marketing, she served as Senior Vice President, Retail Services and Marketing from May 2001 until December 2002. Ms. McCloud joined the Company in 1993. Prior to joining the Company, Ms. McCloud was employed by Safeway/The Vons Companies, Inc.

Jay D. Parsons has served as Executive Vice President, Catalina Marketing Corporation, U.S. Manufacturer and Retail Services since February 2004. Mr. Parsons has also served as Executive Vice President, Manufacturer Services, from April 2003 to February 2004. Prior to his appointment to Executive Vice President, Manufacturer Services, he served as Executive Vice President, CMS Manufacturer Sales and Marketing, from December 2001 to April 2003. Mr. Parsons served as Senior Vice President, Business Development of Manufacturer Services from February 2001 to December 2001. Mr. Parsons joined the Company in 1996. Prior to joining the Company, Mr. Parsons was employed by SmithKline Beecham.

Craig H. Scott has served as President, Catalina Health Resource since February 2004 and as Executive Vice President, Catalina Marketing Corporation, since March 2005. He also served as Senior Vice President, Catalina Marketing Corporation, from February 2004 to March 2005. Prior to joining the Company, Mr. Scott served as a Company Group Chairman for the Nelson Communications division of Publicis Healthcare Communications Group from November 2000 until January 2004. From July 1995 to November 2000, Mr. Scott was the President and Chief Executive Officer of various Nelson Communications subsidiary healthcare agencies. From January 1982 to July 1995, Mr. Scott was employed by Johnson & Johnson and served in a variety of marketing and senior management positions within Johnson & Johnson’s McNeil, Johnson & Johnson Consumer and Johnson & Johnson Vision Products, Inc. (Vistakon) subsidiaries.

Cary P. Siegel has served as Executive Vice President, Catalina Marketing Corporation, Chief Development Officer since May 2006. Prior to rejoining the Company, Mr. Siegel was a Senior Vice President of Business Development of Niutech, a privately held Internet company. Mr. Siegel served as Senior Vice President, Catalina Marketing Corporation, Business Development from January 2002 to December 2005, Vice President, Business Development from June 1999 to January 2002, Vice President, Marketing from December 1996 to June 1999 and Vice President, Analytical Services from December 1996 until June 2000.

Eric N. Williams has served as Chief Information Officer since April 2003 and Executive Vice President since March 2005. He also served as Senior Vice President from April 2003 to March 2005. Prior to that, Mr. Williams served as Senior Vice President, Research and Development — Information Technology from June 2001 to April 2003. Prior to his appointment to Senior Vice President, Research and Development — Information Technology, he served as Vice President, Research and Development — Information Technology from March 1996 to June 2001. Mr. Williams joined the Company in 1992. Prior to joining the Company, Mr. Williams was employed by Retail Management Systems.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2006, or such other date as indicated in the table or the footnotes thereto, certain information regarding the ownership of Common Stock of each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock, each of the Company’s directors and director nominees, its chief executive officer and its four most highly compensated executive officers, and all directors and executive officers of the Company as a group.

				Total Phantom Stock
	Shares		Phantom	Units and Beneficially
	Beneficially Owned(1)		Stock Units(2)	Owned Shares
Officers, Directors and Stockholders	Number	Percent	Number	Number

ValueAct Capital(3)(7)	7,246,100	15.71%	N/A	N/A
435 Pacific Ave., 4th Floor San Francisco, CA 94133
Barclays Global Investors Japan Trust and Banking Company Limited(4)	5,395,477	11.69%	N/A	N/A
Ebisu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-0012 Japan
T. Rowe Price Associates(5)	5,172,800	11.21%	N/A	N/A
100 E. Pratt Street Baltimore, MD 21202
Frederick W. Beinecke(6)	3,124,092	6.77%	6,019	3,130,112
c/o Antaeus Enterprises Inc. 99 Park Avenue, Suite 2200 New York, NY 10016
Antaeus Enterprises, Inc.(6)	2,852,887	6.18%	N/A	N/A
99 Park Avenue, Suite 2200 New York, NY 10016
L. Dick Buell	213,328	*	0	213,328
Eugene P. Beard	0	*	7,807	7,807
Edward S. Dunn, Jr.	5,000	*	5,910	10,910
Evelyn V. Follit	1,000	*	21,924	22,924
Peter T. Tattle	0	*	15,146	15,146
Robert G. Tobin	3,123	*	0	3,123
Jeffrey W. Ubben(3)(7)	7,246,100	15.71%	0	7,246,100
Tom Buehlmann	67,500	*	0	67,500
Rick P. Frier	37,500	*	0	37,500
Edward C. Kuehnle	38,113	*	0	38,113
Craig H. Scott	37,763	*	0	37,763
All directors and executive officers as a group (17 persons)(8)	11,329,136	24.08%	69,709	11,398,845

*	Amount represents less than 1% of the Company’s Common Stock.

(1)	The number of shares beneficially owned is determined in accordance with rules of the SEC, and includes generally voting power or investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed owned by the person holding such option and are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

Such shares are included for Messrs. Buell (200,000), Buehlmann (67,500), Scott (35,000), Frier (37,500) and Kuehnle (37,500), and all directors and executive officers as a group (901,037), all of which options are exercisable within 60 days of March 31, 2006. The number of shares beneficially owned does not include phantom stock units owned by certain officers and directors of the Company under the Catalina Marketing Corporation Deferred Compensation Plan. Information with respect to beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock is provided based on Schedules 13G or 13D filed by such persons or more recent information provided by such persons to the Company.

(2)	Phantom stock units are issued pursuant to the Catalina Marketing Corporation Deferred Compensation Plan. Each phantom stock unit is the non-voting economic equivalent of one share of Common Stock. Phantom stock units are issued to participants in the Deferred Compensation Plan based on the election of such individuals to defer compensation, bonus, fees and other amounts to which they are entitled from the Company. Phantom stock units are not transferable, and upon the holder of such units ceasing to be employed by the Company or to serve on our Board, the units are exchanged for shares of Common Stock pursuant to the Catalina Marketing Corporation Deferred Compensation Plan in accordance with the election of each individual participant in such plan.

(3)	Information with respect to the beneficial ownership of VA Partners, LLC (“VA Partners”), ValueAct Capital Master Fund, L.P. (“ValueAct Master Fund”), ValueAct Capital Management, L.P. (“ValueAct Management, L.P.”), ValueAct Capital Management, LLC (“ValueAct Management, LLC”), Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin (“Managing Members”) is derived directly from ValueAct Management, L.P. As of June 1, 2006, ValueAct Master Fund is the beneficial owner of 7,246,100 shares of common stock, representing approximately 15.71% of the shares outstanding. Shares reported as beneficially owned by ValueAct Master Fund may be deemed to be beneficially owned by (i) VA Partners, as General Partner of ValueAct Master Fund, (ii) ValueAct Management, L.P. as the manager of ValueAct Master Fund and (iii) ValueAct Management, LLC as General Partner of ValueAct Management, L.P., and (iv) Jeffrey W. Ubben, Peter H. Kamin and George F. Hamel, Jr. as Managing Members of VA Partners, and ValueAct Management, LLC. As such, VA Partners, ValueAct Management, L.P., ValueAct Management, LLC, Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin may be deemed the beneficial owners of an aggregate of 7,246,100 shares of common stock, representing 15.71% of the shares outstanding. The persons disclaim beneficial ownership of the reported stock except to the extent of their pecuniary interest therein.

(4)	As of December 31, 2005, based on information provided by Barclays Global Investors Japan Trust and Banking Company Limited in the Schedule 13G filed January 26, 2006.

(5)	T. Rowe Price Associates, Inc. (“Price Associates”) is an investment advisor with power to direct investments and/or power to vote the shares for its clients. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares.

(6)	Mr. Beinecke, the Chairman of the Company, is the President and a director of Antaeus Enterprises, Inc. (“Antaeus”). Mr. Beinecke is also a beneficiary of a trust that is one of four trusts, each of which owns 25% of Antaeus, resulting in the attribution of beneficial ownership to Mr. Beinecke of the shares held by Antaeus. The shares listed for Mr. Beinecke include 84,205 shares owned directly by him, 2,852,887 shares held by Antaeus and 187,000 shares held by a trust for Mr. Beinecke’s benefit. Antaeus and Mr. Beinecke and the trust of which Mr. Beinecke is a beneficiary may be deemed to be part of a group, which group would beneficially own 3,124,092 shares constituting approximately 6.77% of the outstanding shares. Except for the shares owned directly by each of them, Antaeus and Mr. Beinecke disclaim beneficial ownership of all shares.

(7)	Jeffrey W. Ubben may be deemed a beneficial owner of the shares as a Managing Member of VA Partners and ValueAct Management, LLC.

(8)	The address for each director and officer is 200 Carillon Parkway, St. Petersburg, Florida 33716.

The Compensation Committee of the Board of Directors has adopted stock ownership guidelines which require the CEO and each Executive Vice President of the Company to reach target ownership levels of the Company’s Common Stock within a reasonable period of time. These ownership levels range from 20,000 to 100,000 shares, and are expected to be achieved over a reasonable period of time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the SEC and the NYSE in respect of their holdings of Common Stock of the Company. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file in respect of their holdings of Common Stock of the Company. The Company’s information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the Company’s executive officers, directors and 10% stockholders. The Company is not aware of any noncompliance with the requirements of Section 16(a) to file reports during the Company’s fiscal year ended March 31, 2006.

INCREASE IN NUMBER OF SHARES AVAILABLE UNDER THE COMPANY’S AMENDED AND RESTATED 1999 STOCK AWARD PLAN

(PROPOSAL 2)

The Board of Directors approved an increase in the number of shares of Common Stock available under the Company’s Amended and Restated 1999 Stock Award Plan (the “Stock Award Plan”) by 3 million shares, effective June 22, 2006, subject to the approval of the Company’s stockholders. The Company is seeking the approval for this Proposal 2 to increase the number of shares of Common Stock for issuance under the Stock Award Plan from nine million nine hundred thousand (9,900,000) to twelve million nine hundred thousand (12,900,000). The Board of Directors believes that the Stock Award Plan is a key tool in attracting, retaining and motivating employees of the Company and its subsidiaries and to align the interests of key employees with the interests of the Company’s stockholders, and that the Company needs the flexibility to continue to have shares available for future equity-based awards. The failure of this proposal to receive stockholder approval will not affect the previous approval of the Stock Award Plan by the Board or the stockholders of the Company or the authority of the Company to grant additional awards under the Stock Award Plan.

Vote Required

The affirmative vote of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal. The persons named in the enclosed proxy will vote shares represented by proxies returned to the Company “FOR” this proposal unless instructed otherwise in the proxy. Shares represented by proxies which are marked “abstain” will have the same effect as a vote against the proposal. YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE STOCK AWARD PLAN. For additional details regarding the terms and conditions of the Stock Award Plan, please refer to the summary that is set forth below (the “Summary”). Please note, the Summary is qualified in its entirety by the Stock Award Plan that is appended to this Proxy Statement as Exhibit B.

Summary of the Stock Award Plan

The Summary set forth below describes the Stock Award Plan in effect as of the date of this Proxy Statement and thus includes all amendments previously approved by the Board of Directors and stockholders of the Company. In particular, in 2005, the Board amended the Stock Award Plan to include a shareholder appreciation rights (“SAR”) feature, which affords participants the right to receive compensation equal to share appreciation. More recently, in June 2006, the Board acted to amend the Stock Award Plan to make clear that shares of Common Stock which are not issued under the Stock Award Plan as a result of forfeiture or termination, or shares which are retained by the Company and used by a participant in payment of an exercise price or for taxes in connection with the exercise of options or SARs, are returned to the status of shares available for issuance of future awards under the Stock Award Plan. Also in June 2006, the Board amended the Stock Award Plan to allow the Company to create sub-plans or similar country specific provisions and agreements on an as needed basis. Such sub-plans and country-specific award agreements will be tailored to comply with the local laws and customs in the countries where the Company’s employees reside.

Purpose.

The Board believes that the Stock Award Plan has been and will continue to be an important method for the Company to provide incentives to key employees of the Company and its subsidiaries, to encourage proprietary interest in the Company and align the interests of employees with those of the stockholders, and to attract new employees with outstanding qualifications.

Eligibility and Administration.

The Stock Award Plan authorizes the Board or a committee of at least three members appointed by the Board (the “Administrator”) (a) to select the participants who are to be granted options, restricted shares, restricted share units, performance units or SARs (all of which are sometimes referred to collectively below as an “award”), (b) to determine the number of shares of Common Stock to be subject to awards, (c) to designate options, to the extent the award consists of options, as incentive stock options or nonstatutory stock options, (d) to determine the vesting schedule and performance criteria, if any, for awards, and (e) to determine the extent to which awards may be transferable. The Administrator’s interpretations and construction of the Stock Award Plan are final and binding. The current Administrator is the Compensation Committee of the Board. The members of the Compensation Committee are Peter T. Tattle, as chairman, Frederick W. Beinecke, Edward S. Dunn, Jr., and Jeffrey W. Ubben.

The Stock Award Plan provides that employees, directors and consultants of the Company are eligible to receive awards, However, other than the grant of an option to Michael R. O’Brien, who was then a consultant to the Company, in respect of 22,500 shares of Common Stock in July 2004, the Company has not granted any awards under the Stock Award Plan to non-employee directors or consultants.

The Company’s current policies, which went into effect as of April 1, 2006, mandate that employees at the Director level and above are generally eligible for awards, and that up to 10% of employees below the Director level are eligible for awards only on a nomination basis. As of April 18, 2006, there were 345 employees at the Director level and above, and 832 employees below the level of Director. Thus, as of such date, up to 428 employees were eligible for grants of awards. On April 18, 2006, the Compensation Committee, acting as the Administrator and pursuant to the newly implemented policies, granted awards to 345 employees at the Director level and above and 58 employees who were at levels below Director. The awards included, for the first time, performance based restricted shares, time based restricted shares, and SARs. No options were granted on that date and, based on currently required accounting treatment and other factors, it is anticipated that the Company will not grant options on a regular basis for the foreseeable future.

Shares Available for Issuance Under the Plan.

The stock subject to awards granted under the Stock Award Plan are shares of the Company’s authorized but unissued or reacquired shares of Common Stock. On June 22, 2006, the closing price on the NYSE of the Common Stock was $28.08 per share. As of June 22, 2006, options to purchase 147,934 shares of Common Stock at a price of $28.8333 were outstanding under the Amended and Restated 1989 Stock Option Plan (the predecessor option plan in use prior to the adoption of the Stock Award Plan). As of June 22, 2006, there were outstanding awards relating to 8,388,578 shares of Common Stock outstanding under the Stock Award Plan, and an additional 899,816 shares available for future awards and, assuming Proposal 2 is approved by the stockholders, an additional 3,000,000 shares will be available for future grants of options, restricted shares, performance units and SARs under the Stock Award Plan. On the same date, there were 46,870,369 shares of Common Stock outstanding.

Option Awards.

Options issued under the Stock Award Plan are designated as either incentive stock options or nonstatutory stock options. Incentive stock options are options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonstatutory options are options not intended to so qualify.

The exercise price of options granted under the Stock Award Plan may not be less than 100% of the fair market value of the Common Stock of the Company (as defined by the Stock Award Plan) on the date of the grant. With respect to any participant who owns stock representing more than 10% of the voting rights of the outstanding

Common Stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value of the Common Stock on the grant date, and the maximum term of any such incentive stock option must not exceed five years.

Options granted under the Stock Award Plan may become exercisable upon grant, in cumulative increments over a period of months or years, or otherwise, as determined by the Administrator. The purchase price of options shall be paid in cash; provided, however, that if the applicable award agreement so provides, or the Administrator, in its sole discretion otherwise approves thereof, the purchase price may be paid in shares of Common Stock having a fair market value on the exercise date equal to the exercise price or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the fair market value of the shares so surrendered equals the aggregate purchase price. In addition, shares of Common Stock the Company retains from otherwise delivering pursuant to an award either (i) as payment of the exercise price of an award (such as in the case of an option or a SAR) or (ii) in order to satisfy withholding or employment taxes due upon the grant, exercise, vesting or distribution of an award, shall again be available for additional awards.

No options granted under the Stock Award Plan are exercisable after the expiration of ten years (or less in the discretion of the Administrator) from the date of the grant, and no incentive stock options granted under the Stock Award Plan to a participant who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company shall be exercisable after the expiration of five years (or less, in the discretion of the Administrator) from the date of the grant. The aggregate fair market value (as of the respective date or dates of grant) of the shares of Common Stock underlying the incentive stock options that are exercisable for the first time by a participant during any calendar year under the Stock Award Plan and all other similar plans maintained by the Company may not exceed $100,000. If a participant ceases to be an employee, director, or consultant of the Company for any reason other than his or her death, Disability or Retirement (as such terms are defined in the Stock Award Plan), such participant shall have the right, subject to certain restrictions, to exercise that option at any time within three (3) months (or less, in the discretion of the Administrator) after cessation of service, but, except as otherwise provided in the applicable award agreement, only to the extent that, at the date of cessation, the participant’s right to exercise such option had vested and had not been previously exercised. The Administrator, in its sole discretion, may provide that the option shall cease to be exercisable on the date of such cessation if such cessation arises by reason of termination for Cause (as such term is defined in the Stock Award Plan) or if the participant becomes an employee, director or consultant of an entity that the Administrator determines is in direct competition with the Company.

In the event a participant dies before such participant has fully exercised his or her option, then the option may be exercised at any time within twelve months after the participant’s death by the executor or administrator of his or her estate or by any person who has acquired the option directly from the participant by bequest or inheritance, but except as otherwise provided on the applicable award agreement, only to the extent that, at the date of death, the participant’s right to exercise such option had vested pursuant to the terms of the applicable award agreement and had not been forfeited or previously exercised.

In the event a participant ceases to be an employee, director, or consultant of the Company by reason of Disability (as defined in the Stock Award Plan), such participant shall have the right, subject to certain restrictions, to exercise the option at any time within twelve months (or such shorter period as the Administrator may determine) after such cessation, but only to the extent that, at the date of cessation, the participant’s right to exercise such option had previously vested pursuant to the terms of the applicable award agreement and had not previously been exercised.

In the event a participant ceases to be an employee of the Company by reason of Retirement (as defined in the Stock Award Plan), such participant shall have the right, subject to certain restrictions, to exercise the option at any time within three (3) months (or such longer or shorter period as the Administrator may determine) after cessation of employment, but only to the extent that, at the date of cessation of employment, the participant’s right to exercise such option had vested pursuant to the terms of the applicable award agreement and had not previously been exercised.

Restricted Share Awards.

The Stock Award Plan permits grants of restricted shares that are forfeitable until certain vesting requirements are met, such as the passing of a certain length of time or the achievement of specified accounting results. The Administrator also has the discretion to award restricted share units and to determine the terms and conditions under which a participant’s interest in the restricted shares or units will become vested and nonforfeitable. Absent a deferred compensation election, a participant who vests in restricted shares or units will receive unrestricted shares of Common Stock. Whenever shares of Common Stock are delivered to a participant pursuant to the vesting of a restricted share award or restricted share unit award, the participant will be entitled to receive additional shares that reflect any cash and stock dividends the Company’s stockholders receive between the date of the award and issuance or release of the shares.

Performance Unit Awards.

The Stock Award Plan authorizes performance-based awards in the form of performance units or restricted shares that the Administrator may, or may not, designate as “Performance Compensation Awards” that are intended to be exempt from limitations imposed by section 162(m) of the Code. In either case, these awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, or any affiliate. Performance Compensation Awards are payable in Common Stock, cash, or some combination of the two, subject to an individual limit of $3,400,000 and 130,000 shares per performance period. The Administrator decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the Stock Award Plan requires that the Administrator specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code section 162(m).

Under the Stock Award Plan, each performance measure that the Administrator selects is, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Administrator) and, if so determined by the Administrator, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Share Appreciation Rights.

A share appreciation right generally permits a participant who receives it to receive, upon exercise, cash and/or shares equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (b) the number of shares with respect to which the SARs are being exercised. The Administrator may grant SARs in tandem with options, or independently of them. Any SAR granted in connection with an incentive stock option will contain terms intended to comply with the requirements of Section 422 of the Code. Also, the Administrator may grant SARs exercisable in connection with a specified event, such as a change in control, or SARs that are performance-based. These types of limited SARs may relate to or operate in tandem or combination with or substitution for options or other SARs, or on a stand-alone basis, and may be payable in cash or shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the fair market value of the shares during a specified period, or at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s stockholders generally in connection with the event.

Unless an award agreement states otherwise, an SAR related to an option will be exercisable at such time or times, and to the extent, that the related option will be exercisable; provided that the award agreement shall not, without the approval of the stockholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to a participant than the exercise period for the related option. SARs that are independent of options may limit the value payable on their exercise to a percentage, not exceeding 100%, of the excess value, and are exercisable pursuant to the terms of the award agreement setting forth the grant. Each award agreement shall set forth the terms and conditions of the exercise of an SAR in the event a participant terminates continuous service. To the extent that an SAR is exercised, only the actual number of delivered shares (if any) will be charged against the maximum number of shares that may be delivered pursuant to awards under the Stock Award Plan.

The per share exercise price of an SAR may not be less than 100% of the fair market value of one share of Common Stock as of the grant date, and the term over which participants may exercise an SAR may not exceed ten years. With respect to any participant who owns stock representing more than 10% of the voting rights of the outstanding Common Stock of the Company, the exercise price of any SAR granted must equal at least 110% of the fair market value of the Common Stock on the grant date. To the extent that an SAR is exercised, only the actual number of delivered shares (if any) will be charged against the maximum number of shares that may be delivered pursuant to awards under the Stock Award Plan. The Administrator may settle any amounts owed to a participant as soon as practicable upon exercise of an SAR in cash or shares, or in any combination of the two; however, cash will be paid in lieu of fractional shares.

Award Agreements.

Options, restricted shares, restricted share units, performance units, and SARs awards are evidenced by written award agreements in a form approved by the Administrator from time to time and no award is effective until the applicable award agreement has been executed by both parties thereto. The award agreement evidencing the restricted shares or units and/or performance units shall set forth the terms upon which the Common Stock subject to any awards or the achievement of any cash bonus may be earned. Participants who also participate in the Company’s Deferred Compensation Plan may elect, in lieu of receiving shares of Common Stock upon the exercise of nonstatutory options or the earning of restricted shares or units, or performance units, to deposit the option profit (the difference between the aggregate option exercise price and the fair market value of the Common Stock on the date of exercise) or the value of the shares otherwise issued pursuant to vesting of a restricted share or performance unit award, into a phantom stock unit account under the Company’s Deferred Compensation Plan.

Adjustment of Awards Upon Certain Events.

If the Company merges with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding award shall continue to apply to the shares subject thereto and will also pertain and apply to any additional securities and other property, if any, to which a holder of the number of shares subject to the award would have been entitled as a result of the merger.

In the event all or substantially all of the assets of the Company are sold, the Company engages in a merger where the Company does not survive or the Company is consolidated with another corporation, each participant shall receive immediately before the effective date of such sale, merger or consolidation restricted shares or units, and the value of any performance units to which the participant is then entitled (regardless of any vesting condition), and each outstanding option and SAR will become exercisable (without regard to the vesting provisions thereof) for a period of at least 30 days ending five days prior to the effective date of the transaction. Notwithstanding the foregoing, the surviving corporation may, in its sole discretion, (i) (a) grant to participants with options and SARs, options and SARs to purchase or receive shares of the surviving corporation upon substantially the same terms as the options and SARs granted under the Stock Award Plan, (b) tender to all participants with restricted shares or units, an award of restricted shares or units of the surviving or acquiring corporation, and (c) tender to all participants with performance units, an award of performance units of the surviving or acquiring corporation, or (ii) (a) provide participants with options or SARs the choice of exercising the option or SAR prior to the consummation of the transaction or receiving a replacement option or SAR, (b) permit participants with restricted shares to receive unrestricted shares immediately prior to the effective date of any transaction, or (c) permit participants with performance units to receive cash with respect to the value of any performance units immediately before the effective date of the transaction. A dissolution or liquidation of the Company, other than a dissolution or liquidation immediately following a sale of all or substantially all of the assets of the Company, which shall be governed by the other provisions described above, shall cause each award to terminate. Notwithstanding anything to the contrary above and except as otherwise expressly provided in the applicable award agreement, the vesting or similar installment provisions relating to the exercisability of any option or SAR, the restrictions relating to any restricted shares, the vesting of any restricted share or performance units, and the restrictions, vesting or installment provisions relating to any replacement award tendered as described in the previous sentence shall be waived or accelerated, as the case may be, and the participant shall have the right, for a period of at least 30 days, to exercise such option, SAR or replacement option and shall receive unrestricted shares with respect to any restricted shares or units, a payment with respect to the value of any performance units, or a similar replacement award, in the event that the participant’s employment with or services for the Company should terminate within two years following a Change of Control (as defined in the Stock Award Plan), unless such employment or services are terminated by the Company for Cause (as defined in the Stock Award Plan) or by the participant voluntarily without Good Reason (as defined in the Stock Award Plan), or such employment or services are terminated due to the death or Disability of the participant. Notwithstanding the foregoing, no incentive stock option shall become exercisable pursuant to the foregoing without the participant’s consent, if the result would be to cause such option not to be treated as an incentive stock option.

The number of shares of Common Stock covered by the Stock Award Plan, the number of shares of Common Stock covered by each outstanding option, SAR, restricted share, restricted share unit and performance unit and the exercise price of any options or SARs shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or a stock split or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.

Transferability of Awards.

Unless an award (other than an incentive stock option) is designated nontransferable by the Administrator upon grant, during the lifetime of the participant who has been granted an award, the award shall be assignable or transferable to a participant’s immediate family members (but not to others). No incentive stock option may be designated as transferable. In the event of the participant’s death, any nontransferable award shall be transferable by the participant’s will or the laws of descent and distribution.

Other Jurisdictions.

To facilitate the ability of the Company to grant an award to employees of the Company or its subsidiaries who reside in countries other than the U.S., the Administrator has the discretion to provide for special terms for awards to such participants as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. In addition, under the Stock Award Plan, the Company is authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

Amendment and Termination.

The Stock Award Plan will continue in effect until terminated by the Board or until expiration of the Stock Award Plan on April 29, 2009. The Board may suspend or discontinue the Stock Award Plan or revise or amend it, provided that, without the approval of the Company’s stockholders, no such revision or amendment may (i) increase the number of shares of Common Stock which may be issued under the Stock Award Plan, (ii) change the designation of classes of persons eligible to receive options under the Stock Award Plan, or (iii) modify the Stock Award Plan such that it fails to meet the requirements of Rule 16b-3 of the SEC for the exemption of acquisition, cancellation, expiration or surrender of options from the operation of Section 16(b) of the Exchange Act.

Federal Income Tax Consequences

The following discussion is intended only as a general summary of the federal income tax consequences to participants and the Company with respect to the Stock Award Plan. The discussion is based on current laws which are subject to change at any time or which may be interpreted differently. The discussion does not address tax consequences under the laws of any state, local or foreign jurisdiction, nor does it address federal and state estate, inheritance and gift taxes, and the tax treatment of each participant will depend in part upon such participant’s particular tax situation.

The Code provides favorable tax treatment for incentive stock options. Incentive stock options are subject to certain requirements which are set forth in the Stock Award Plan. Generally, upon the grant of an incentive stock option, and upon the exercise of the incentive stock option during employment or within three months after termination of employment, the optionee will not recognize any income. However, any appreciation in the value of the shares from the date of grant through the date of exercise will generally be an item of adjustment in determining the optionee’s potential liability for alternative minimum tax for the taxable year of exercise. The alternative minimum tax may produce a higher tax liability than the regular income tax applicable to the optionee.

The sale or disposition of Common Stock purchased upon exercise of an incentive stock option is generally a taxable event. The optionee will recognize a gain or loss in an amount equal to the difference between his or her basis in the Common Stock (normally the exercise price) and the proceeds from the sale or disposition. If the Common Stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the incentive stock option and is held for at least one year after exercise of the incentive stock option (the “Holding Period”), any gain or loss resulting from the sale or disposition of the Common Stock will be treated as long-term capital gain or loss. If Common Stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of the Holding Period (a “Disqualifying Disposition”), the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or the excess of the sale price over the exercise price, whichever is less, will be treated as ordinary income in the year of disposition. However, any additional gain will be taxed as capital gain (i.e., the excess, if any, of the sales price over the fair market value on the date of exercise). If an optionee disposes of the Common Stock more than one year after the date of exercise, such capital gain or loss will be treated as long-term capital gain or loss.

The Company normally is not entitled to a deduction with respect to incentive stock options. However, in the event of a Disqualifying Disposition, the Company is entitled to deduct an amount equal to the ordinary income realized by the optionee. Optionees are required to notify the Company of any Disqualifying Dispositions.

No taxable income will be realized by an optionee upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee must recognize as ordinary income the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. The Company may be required to withhold certain amounts from wages due to the employee with respect to this income. The Company may deduct an amount equal to the amount includible in the employee’s income provided the Company satisfies the applicable reporting requirements. An optionee’s new basis in the Common Stock acquired upon exercise of a nonstatutory stock option will generally be the fair market value of the shares on the date of exercise. Upon a subsequent disposition of such of Common Stock, the optionee will ordinarily realize a capital gain or loss to the extent of any intervening appreciation or depreciation. If an optionee disposes of the Common Stock more than one year after the date of exercise, such capital gain or loss will be treated as long term capital gain or loss.

In the case of restricted shares, restricted share units and performance unit awards, a participant will not recognize income at the time of grant unless the participant elects with respect to restricted shares to accelerate income taxation to the date of the award. In this event, a participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, or an election to defer taxation in accordance with the Company’s Deferred Compensation Plan, a participant must recognize taxable compensation income equal to the value of any cash or Common Stock that the participant receives when the award vests (less the amount, if any, that the participant pays for the Common Stock).

A participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of Common Stock the participant receives.

Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

New Plan Benefits

No awards have been made with respect to the proposed increase in the number of shares available for awards under the 1999 Plan. Nor is it possible to determine how many additional shares would have been subject to awards granted in 2006 if the proposed increase had been in effect.

THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3)

The Board has selected PricewaterhouseCoopers LLP (“PwC”) to audit the financial statements of the Company for the year ending March 31, 2007. The persons named in the enclosed proxy will vote shares represented by proxies returned to the Company FOR the proposal unless instructed otherwise in the proxy.

PwC audited the Company’s 2006 and 2005 consolidated financial statements and the Company’s internal control over financial reporting as of March 31, 2006, and audited the Company’s 2004 consolidated financial statements.

In making its recommendation to ratify the appointment of PwC as the Company’s independent registered certified public accounting firm, the Company has considered whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC.

The Audit Committee has adopted policies and procedures relating to the provision of audit and non-audit services by the independent registered certified public accounting firm. Prior to the independent registered certified public accounting firm rendering any services to the Company, the Audit Committee must approve the engagement of the independent registered certified public accounting firm and the provision of any such services by the independent registered certified public accounting firm.

A representative of PwC will be present at the Annual Meeting to respond to any questions and to make a statement on behalf of that firm, if he or she so desires.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3 TO RATIFY AND APPROVE THE SELECTION OF THE ACCOUNTING FIRM PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee of our Board has been an officer or employee of the Company or any of its subsidiaries at any time. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or the Compensation Committee of our Board.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting materials and shall not be considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, unless we state otherwise.

Role of the Compensation Committee

The Compensation Committee of the Board is comprised of Peter T. Tattle as Chair, Frederick W. Beinecke, Edward S. Dunn, Jr. and Jeffrey W. Ubben. Mr. Ubben was added as a member of the Compensation Committee on May 17, 2006. The Board has determined that each member of the Compensation Committee is independent within the meaning of the applicable corporate governance rules of the NYSE, the requirements set forth in the Exchange Act and applicable SEC rules. Among other matters, the committee is responsible to the Board and indirectly to stockholders for assuring that:

•	The Company has and executes an executive compensation policy.

•	The Company’s human resource policies are designed to attract and retain outstanding executive talent and provide for their development.

•	The Company has succession plans for senior management positions.

•	The Company’s equity compensation policy supports the Company’s corporate goals and strategies, reinforces desired corporate behavior, and properly recognizes performance.

•	The Company’s compensation levels are internally equitable and externally competitive.

The Compensation Committee sets compensation policies designed to maintain a strong relationship between performance and rewards, to align the interests of the executive officers with those of the stockholders and to actively encourage ownership of the Company’s Common Stock. The Compensation Committee’s actions with regard to executive officers who are members of the Board are subject to Board approval.

Executive Compensation Policy and Approach

The Company’s compensation program is designed to attract, motivate, reward and retain highly qualified individuals at all levels, and in particular executive officers who have the skills and expertise to lead the Company and whose performance is most critical to the Company’s success. The Company’s executive compensation policy is designed to help achieve these objectives. The Compensation Committee previously adopted a set of “guiding principles” which memorialize and refine the compensation strategy for executive officers and other employees of the Company. In adopting these guiding principles, the Compensation Committee determined and confirmed:

•	Compensation for individual employees is evaluated and determined on an aggregate, or “total rewards,” basis, including salary, bonus, equity awards and benefits.

•	Compensation programs are designed to attract and retain talent, focus the efforts of employees and permit employees to share in the success of the Company, subject to appropriate cost and accounting efficiencies.

•	Appropriate peer groups are used to “benchmark” the Company’s compensation and benefit plans.

•	“Positioning strategies” are developed to designate the desired percentile ranking of the various elements of compensation to be paid by the Company to executive and non-executive personnel compared to peer group practices, assuming various levels of performance of individuals, business segments and the Company.

In carrying out its responsibilities, the Compensation Committee engages leading national executive compensation consulting firms to provide advice and develop and provide market data to assist the Committee in evaluating the appropriateness and competitiveness of compensation paid to the Company’s executive officers and other employees.

Under relevant tax law, the tax deductibility of senior executives’ compensation is limited to $1 million a year unless such compensation is “performance based” or meets other exemptions under the Code. It is the Company’s policy to structure and administer its compensation program for executives to maximize the tax deductibility of executive compensation, unless there are countervailing factors.

The Compensation Committee has adopted stock ownership requirements for executive personnel. These requirements vary by the rank, or “tier,” of the executive, and allow executives to accumulate shares over a phase-in period to reach the prescribed ownership level.

Executive Compensation Program

The principal elements of the executive compensation program are base salary, annual incentive bonuses, long-term incentives in the form of equity-based awards, and benefits.

In April 2005, the Compensation Committee approved a structured approach to balance the various compensation elements for individual employees, which was labeled the “Total Rewards Strategy.” The Total Rewards Strategy includes a compensation structure for the top executive officers of the Company, known as the “Catalina Executive Committee,” or “CEC,” which incorporates base compensation, annual cash bonuses and a mix of long-term incentives under the Stock Award Plan, as well as benefits such as executive health benefits. The dollar value of these three elements are set at levels consistent with attracting and retaining the top talent required to continually improve the Company’s performance. The allocation of compensation elements (including the mix of various awards under the Stock Award Plan) varies depending on the position of the employee and the employee’s ability to influence the Company’s operating results.

In establishing and implementing the Total Rewards Strategy for CEC members and other employees, the Compensation Committee also reviews the effects of the compensation strategy, including its various elements, on compensation expense as a function of revenues and earnings, as well as the “run rate” and “overhang” of shares resulting from the potential and actual issuance of shares based on equity awards, and currently required accounting treatment for various types of awards. The Total Rewards Strategy is intended to balance the compensation goals referenced above (that is, attracting and retaining top talent) with maximizing returns for stockholders by minimizing dilution.

Base Salaries

The Compensation Committee reviews the salaries paid to the Company’s executive officers and considers increases based on several factors including competitive compensation data, individual performance, the performance and prospects of the Company and internal equitable compensation structure matters.

Annual Incentive Bonuses

Generally, annual incentive bonuses are awarded to the Company’s executives under the annual management incentive plan. Such bonuses are set as a target percentage of salary based on management level and other factors, and are earned based on individual, business segment and Company performance in relation to financial objectives set by the Compensation Committee and non-financial objectives established by senior management. Annual incentives represent appropriate rewards for results based on meaningful, clear performance goals and permit the Compensation Committee to provide awards based on individual performance as well as business segment and Company-wide performance. They also allow executives to share the success of the Company. Annual incentive bonuses paid to the Company’s executives in respect of fiscal year 2006 were based on the annual incentive plan adopted by the Compensation Committee at the beginning of such year. The actual bonus amounts were determined effective when the fiscal year 2006 financial results were known, and were based on actual results compared to targeted results for revenue and earnings per share for the Company, revenue and operating income for Catalina Marketing Services, revenue and operating income for Catalina Health Resource and revenue and earnings before interest and taxes for Catalina Marketing International. The weightings of these results versus targeted results in the determination of the bonuses to be paid to specific individuals were different, depending on their position and areas of responsibility.

Equity-Based Incentives

Long-term incentives, granted in the form of equity-based awards, are granted to executives by the Compensation Committee annually. Historically, these long-term incentives have been granted in the form of stock options. As noted, at the Company’s 2004 annual meeting of stockholders, the stockholders approved an amendment to the Stock Award Plan to allow restricted share grants and performance units. The Board has adopted additional amendments to the Stock Award Plan to also include share appreciation rights and restricted stock units. The Compensation Committee believes that long-term incentives in the form of equity-based awards are important to reward executives for leadership, decision-making, accountability and results. The Compensation Committee also believes that performance based restricted stock, service based restricted stock and SARs are valuable tools to retain key employees and in aligning employee interests with stockholders’ interests.

On April 18, 2006, the Compensation Committee approved long-term incentive awards for the Company’s executive officers and other eligible employees. For the first time, and as part of the Total Rewards Strategy adopted by the Compensation Committee, the awards included performance-based restricted stock, service-based restricted stock and stock appreciation rights.

The performance-based restricted stock vests if the Company meets certain thresholds for a specified cumulative performance metric for the period from April 1, 2006 through December 31, 2008. The period of performance is based on the Company’s expectation of changing its fiscal year end date to December 31. Provided that a minimum of 80% of the performance metric is achieved by the Company, qualifying employees can earn 50% to 100% of the number of restricted shares granted to them based on the threshold met by the Company at the end of the required employee service period. In addition, the Company will issue additional shares to the employee recipients in an amount of up to 100% of the shares originally issued at the end of the required employee service period upon the achievement of performance by the Company in excess of targets specified in the cumulative performance metric. The service-based restricted stock vests upon completion of four years of service from the date of grant. The stock appreciation rights vest 25% per year over a four year period and are payable in stock upon exercise.

The awards for certain executives including “Named Executive Officers” of the Company are presented in the following table:

				Stock
		Performance Based	Service Based	Appreciation
Officer	Title	Restricted Stock	Restricted Stock	Rights

L. Dick Buell	Chief Executive Officer and Director	28,450	14,220	59,440
Tom Buehlmann	Executive Vice President, Catalina Marketing Corporation and President, Catalina Marketing International	11,930	5,970	24,940
Rick P. Frier	Executive Vice President, Catalina Marketing Corporation and Chief Financial Officer	10,510	5,250	21,950
Edward C. Kuehnle	Executive Vice President, Catalina Marketing Corporation and President, Catalina Marketing Services	12,010	6,000	25,090

Craig H. Scott	Executive Vice President, Catalina Marketing Corporation and President, Catalina Health Resource	10,260	5,130	21,440

Compensation Committee Decisions Affecting Chief Executive Officer’s Compensation

L. Dick Buell served as the Company’s Chief Executive Officer throughout fiscal year 2006. Mr. Buell’s base salary and option grant were based on terms required by Mr. Buell’s employment agreement, and are considered by the Compensation Committee as appropriate based on Mr. Buell’s skills, execution and experience. Also, in considering the appropriate salary for Mr. Buell, the Compensation Committee considered peer company data. Mr. Buell’s “target” bonus was $650,000, or 100% of his base salary. Based on the revenue, cash flow and earnings per share of the Company, Mr. Buell was paid 124% of such “target”, or $804,900.

Respectfully submitted,

Peter T. Tattle
Frederick W. Beinecke
Edward S. Dunn, Jr.
Jeffrey W. Ubben

COMPENSATION OF EXECUTIVE OFFICERS AND NON-EMPLOYEE DIRECTORS

SUMMARY COMPENSATION TABLE

						Shares of
						Common
						Stock
	Annual Compensation					Underlying
					All Other	Options
Name and Principal Position	Fiscal Year	Salary(a)		Bonus	Compensation(b)	Granted

L. Dick Buell	2006	$661,538		$804,900	$34,489	170,000
Chief Executive Officer and Director	2005	566,923		871,586	207,000	375,000
	2004	23,269	(c)	0	0	0
Tom Buehlmann(d)	2006	318,240		250,384	103,525	50,000
Executive Vice President, Catalina	2005	320,022		406,485	100,411	100,000
Marketing Corporation and President,	2004	284,050		278,150	89,800	0
Catalina Marketing International
Rick P. Frier	2006	354,039		278,000	77,531	75,000
Executive Vice President, Catalina	2005	12,885	(e)	40,000	0	150,000
Marketing Corporation and	2004
Chief Financial Officer
Edward C. Kuehnle	2006	404,654		150,001	68,422	75,000
Executive Vice President, Catalina	2005	53,071	(f)	53,851	31,917	150,000
Marketing Corporation and President,	2004
Catalina Marketing Services
Craig H. Scott	2006	313,462		312,100	20,871	50,000
Executive Vice President, Catalina	2005	258,653		220,492	1,223	100,000
Marketing Corporation and President,	2004	28,846	(g)	25,000	0	0
Catalina Health Resource

(a)	Salary includes all before-tax contributions by the employee to the Company’s Deferred Compensation Plan.

(b)	Other compensation includes Company matching contributions (vested and non-vested) under the Company’s Deferred Compensation Plan and 401(k) Plan, reimbursement for moving expenses, financial planning and cost of living adjustments. Other compensation for Mr. Buell in fiscal 2005 included reimbursement of relocation expenses ($107,000) and membership fees for a golf club ($85,000).

(c)	Mr. Buell commenced employment with the Company on March 17, 2004.

(d)	Mr. Buehlmann’s duties relate to the supervision of the Company’s international operations, and as such, his compensation to the extent related to international operations is measured based on a calendar year and the numbers in the chart relate to the twelve month periods ended December 31, 2003, December 31, 2004 and December 31, 2005, which is the fiscal year end for our international operations.

(e)	Mr. Frier commenced employment with the Company on March 7, 2005.

(f)	Mr. Kuehnle commenced employment with the Company on January 28, 2005.

(g)	Mr. Scott commenced employment with the Company on February 9, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Number				Potential Realizable
	of				Value at Assumed
	Securities	% of Total			Annual Rates of Stock
	Underling	Options			Price Appreciation for
	Options	Granted to	Exercise	Expiration	Option Term
Name	Granted	Employees	Price ($)	Date	5%	10%

L. Dick Buell	170,000	7.96%	$24.10	08/08/2015	$2,576,582	$6,529,563
Tom Buehlmann	50,000	2.34	24.10	08/08/2015	757,818	1,920,460
Rick P. Frier	75,000	3.51	24.10	08/08/2015	1,136,727	2,880,689
Edward C. Kuehnle	75,000	3.51	24.10	08/08/2015	1,136,727	2,880,689
Craig H. Scott	50,000	2.34	24.10	08/08/2015	757,818	1,920,460

OPTION EXERCISES AND YEAR END VALUE TABLE

		At Fiscal Year End
			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In the
	Acquired on	Value	Options		Money Option (a)
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

L. Dick Buell	0	0	200,000	345,000	$471,250	$181,250
Tom Buehlmann	0	0	67,500	132,500	167,100	136,100
Rick P. Frier	0	0	37,500	187,500	0	0
Edward C. Kuehnle	0	0	37,500	187,500	0	0
Craig H. Scott	2,500	11,225	35,000	112,500	65,250	72,500

(a)	The closing price of the Company’s Common Stock was $23.10 per share on March 31, 2006, the last business day of the fiscal year.

Common Stock Price Performance Graph

The following graph compares the Company’s cumulative total return to stockholders from March 31, 2001 through March 31, 2006 with that of the NYSE Market Index and a peer group consisting of: Acxiom Corporation, Advo, Inc., Alliance Data Systems Corporation, Harte Hanks, Inc., Interpublic Group of Companies, Inc., Spar Group, Inc., Valassis Communications, Inc., and WPP Group PLC.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
CATALINA MARKETING CORPORATION,
NYSE MARKET INDEX AND PEER GROUP INDEX(1)

(1)	Assumes $100 invested on March 31, 2001, in the Company at a closing price of $32.57 on such date, the NYSE Market Index and the peer group as defined. Historical results are not necessarily indicative of future performance.

CHANGE IN CONTROL ARRANGEMENTS

The Company is party to Change of Control Severance Agreements (“Severance Agreements”) with certain of its executive officers (the “Executives”). Each of the Severance Agreements terminates on August 10, 2006. The Company may amend the Severance Agreements in the future to extend the termination date. The Severance Agreements provide that if an Executive’s employment is terminated by the Company or if an Executive resigns for “good reason” (which includes, among other things, a reduction in base salary or a reduction in the Executive’s title, position or responsibility) within two years after a change in control, such Executive will receive severance benefits. The Executives will also be entitled to severance benefits if after a “potential change in control” (which includes, among other things, the Company entering into an agreement that results in a change of control) but before a change of control actually occurs, an Executive’s employment is terminated by the Company or an Executive resigns for good reason. The severance benefit includes a cash lump-sum payment equal to a multiple (the “Severance Multiple”) of the Executive’s annual compensation then in effect. In addition, the Executive will receive a cash lump-sum payment equal to the sum of any unpaid incentive compensation that has been allocated or awarded under any bonus or compensation plan. The Executive will also be entitled to life, disability, accident and health insurance benefits provided to the Executive and Executive’s spouse and dependents for a specified number of years (“Benefit Years”) from the date that the Executive is entitled to receive severance benefits.

The Company is party to Severance Agreements with each of the named executive officers and certain other employees not named in the Summary Compensation Table. The Severance Multiple and Benefit Years is 2.5 for each of the named executive officers.

Equity Compensation Plan Information

This table sets forth information relating to the Company’s equity compensation plans as of March 31, 2006.

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	Be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity Compensation Plans approved by shareholders	7,557,856	$26.48	3,488,939	*
Equity Compensation plans not approved by shareholders	0	$0	0
Total	7,557,856	$26.48	3,488,939

*	Included in this total are (i) 1,260,074 shares remaining available for issuance under the Company’s Employee Payroll Deduction Stock Purchase Plan (ii) 208,308 shares remaining available for issuance under the Company’s 2002 Director Stock Grant Plan and (iii) 2,020,557 shares remaining available for issuance under the Stock Award Plan.

Director Compensation

The non-employee directors (“Independent Directors”) are entitled to compensation as follows:

•	Each Independent Director receives an annual retainer of $40,000, payable quarterly.

•	Each member of the Audit Committee receives an annual retainer of $15,000, payable quarterly.

•	Each member of each of the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee receives an annual retainer of $6,000, payable quarterly.

•	The Chair of the Audit Committee receives an annual retainer of $10,000, payable quarterly.

•	The Chair of each of the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee receives an annual retainer of $5,000, payable quarterly.

•	The Independent Directors are not entitled to any meeting fees except as follows:

•	The Independent Directors are entitled to meeting fees for each meeting attended for the tenth and each subsequent Board of Directors meeting taking place during any twelve-month period commencing July 1 of any year.

•	Members of the Audit Committee are entitled to meeting fees for each meeting attended for the thirteenth and each subsequent Audit Committee meeting taking place during any twelve-month period commencing July 1 of any year.

•	Members of the Nominating and Corporate Governance Committee, the Compensation Committee and the Finance Committee are entitled to meeting fees for each meeting attended for the sixth and each subsequent meeting of such Committee taking place during any twelve-month period commencing July 1 of any year.

•	The meeting fees referenced above shall be $1,500 for in-person meetings and $750 for telephonic meetings.

The Company pays Mr. Beinecke an annualized fee of $100,000 in connection with his activities as Chairman of the Company. Mr. Beinecke waived his fee as the Chair of the Finance Committee and the Nominating and Corporate Governance Committee during fiscal 2006. Mr. Ubben is entitled to receive the same compensation payable to the other outside directors; however, all of the fees to which Mr. Ubben is entitled will be paid by the Company to ValueAct Capital Partners, L.P., and not to Mr. Ubben directly. In addition, in lieu of being eligible to receive shares of the Company under the Company’s Director Stock Grant Plan, Mr. Ubben will be entitled to receive cash payments equal in value to the shares he would have received under the Company’s Director Stock Grant Plan, which is currently $75,000 for each year of a 3-year term. All expenses incurred by the directors in connection with attendance at meetings of the Board of Directors are paid by the Company. Employee directors receive no compensation for serving as members of our Board.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting materials and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, unless we state otherwise.

The Audit Committee consists of Eugene P. Beard, as Chair, Evelyn V. Follit and Edward S. Dunn, Jr. Each of the members are “independent” as defined under the listing standards of the NYSE.

The Audit Committee has reviewed and discussed the financial statements of the Company for the year ended March 31, 2006 with the Company’s management. The Audit Committee has discussed with PwC, the Company’s auditors for the year ended March 31, 2006, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PwC with that firm and has considered the compatibility of non-audit services with PwC’s independence.

Based on the Audit Committee’s review and the discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the SEC.

Respectfully submitted,

Eugene P. Beard
Evelyn V. Follit
Edward S. Dunn, Jr.

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees.  The aggregate fees billed for professional services rendered by PwC for (i) the audit of the Company’s financial statements for fiscal year 2006 included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and (ii) the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods ending December 31, 2005, September 30, 2005 and June 30, 2005 were $1,155,000. Approximately $526,000 of the audit fees incurred in fiscal year 2006 represent recurring and non-recurring services associated with the Sarbanes-Oxley Section 404 internal control audit. The aggregate fees billed for professional services rendered by PwC for (i) the audit of the Company’s financial statements for fiscal year 2005 included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and (ii) the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods ending December 31, 2004, September 30, 2004 and June 30, 2004 were $1,872,000. Approximately $948,000 of the audit fees incurred in fiscal year 2005 represent recurring and non-recurring services associated with the Sarbanes-Oxley Section 404 internal control audit.

Audit-Related Fees.  Audit-related fees are for assurance and related services including, among others, consultation concerning financial accounting and reporting standards. There were no fees billed for audit-related services rendered by PwC.

Tax Fees.  The aggregate fees billed for tax compliance, tax planning and tax advice rendered by PwC for the fiscal year ended March 31, 2006, were $9,500. The aggregate fees billed for tax compliance, tax planning and tax advice rendered by PwC for the fiscal year ended March 31, 2005, were $22,000.

All Other Fees.  There were no fees billed for services other than audit services, audit-related services, tax compliance, tax planning, and tax advice rendered by PwC for the fiscal years ended March 31, 2005 and March 31, 2006.

Pre-Approval Policies

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. A centralized service request function is used to provide an initial assessment of requests for services by the independent auditor. The request must be specific as to the particular services to be provided. Requests approved during the initial assessment are aggregated and submitted to the Audit Committee for final approval. The independent auditor may not perform services, whether associated with audit or non-audit functions, unless the services have been approved prior to their performance by the Company’s Audit Committee. Each fiscal year, the Audit Committee negotiates and pre-approves the fee for the annual audit of the Company’s Consolidated Financial Statements. Each fiscal year, the Audit Committee may also specifically pre-approve certain audit services, audit-related services, tax services and other services. At the present time, the Audit Committee has not delegated any authority for approval of any services. All audit and permissible non-audit services provided by the independent auditor have been approved by the Audit Committee.

FUTURE STOCKHOLDER PROPOSALS

The Company must receive at its principal office appearing on the front page of this Proxy Statement before March 8, 2007, any proposal which a stockholder wishes to submit to the 2007 Annual Meeting of Stockholders, if the proposal is to be considered by the Board for inclusion in the proxy materials for that annual meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

ANNUAL REPORT

Our annual report to stockholders is being concurrently distributed to stockholders herewith.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Stockholder Nominations Policy

Our Board of Directors has adopted a policy with respect to the consideration of candidates recommended by stockholders for election as director. Stockholders may recommend nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, Catalina Marketing Corporation, 200 Carillon Parkway, St. Petersburg, Florida 33716. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.

General Communications With the Board of Directors

Any stockholder who desires to communicate with the Board, any of the Board’s committees, the non-management directors as a group or any individual non-management director should write to the address below:

[Name of Addressee]
c/o Office of the Corporate Secretary
Catalina Marketing Corporation
200 Carillon Parkway
St. Petersburg, FL 33716

Communications are distributed to the chairman or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Corporate Secretary to the chairman of the Audit Committee for review.

THE COMPANY WILL PROVIDE WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY WITHOUT EXHIBITS OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2006. REQUESTS SHOULD BE MAILED TO THE SECRETARY, CATALINA MARKETING CORPORATION, 200 CARILLON PARKWAY, ST. PETERSBURG, FLORIDA 33716. THE ANNUAL REPORT ON FORM 10-K IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.

By Order of the Board of Directors,

Frederick W. Beinecke
Chairman of the Board

July 6, 2006

EXHIBIT A

AUDIT COMMITTEE CHARTER

I.	Purpose

A. The Audit Committee (the “Committee”) is established by the Board of Directors (the “Board”) for the primary purpose of assisting the Board in overseeing:

(i) the quality and integrity of the Company’s financial statements;

(ii) the Company’s compliance with legal and regulatory requirements;

(iii) the independent auditor’s qualifications and independence;

(iv) the performance of the Company’s internal audit function and independent auditor; and

(v) the Company’s system of disclosure controls and procedures and system of internal controls over financial reporting, and other accounting and legal compliance systems that management and the Board have established.

B. The Committee shall prepare the Audit Committee Report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

C. The Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee shall also provide an open avenue of communication among the independent auditors, internal auditors, financial and senior management, and the Board.

D. The Committee has the authority to obtain advice and assistance from outside legal, accounting, compensation or other advisors or consultants as it deems appropriate to perform its duties and responsibilities. The Company shall provide appropriate funding, as determined solely by the Committee, for compensation to any advisors or consultants the Committee chooses to engage. The Committee shall have the sole authority over retention terms and right to terminate such arrangements.

E. The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.	Composition and Meetings

A. The Committee shall be comprised of at least three members, as required by Section 7(a) 303A of the New York State Exchange Listed Company Manual (the “NYSE Rules”). The members of the Committee shall meet the independence and experience requirements of Section 7(a) of the NYSE Rules, Section 10A(m)(3) and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. All members shall be financially literate and have sufficient financial experience and ability to enable them to discharge their responsibilities.

B. To the extent possible, at least one member of the Committee shall qualify as an “audit committee financial expert” in compliance with the criteria established by the SEC in Section 401(h) of Regulation S-K and other relevant regulations, but in all cases at least one member of the Committee shall have accounting or related financial management expertise (as the Board interprets such qualification in its business judgment) as required by Section 7(a) of the NYSE Rules.

C. Committee members shall not simultaneously serve on the audit committees of more than two public companies (including the Company).

D. The members of the Committee shall be elected by the Board annually. In selecting the members of the Committee, the Board will determine that each member has the appropriate experience, independence and interest to carry out his/her duties and responsibilities, including those requirements set forth in Section 7(b) of the NYSE Rules. Committee members may be removed and replaced by, and in the sole discretion of, the Board by majority vote.

E. If not designated by the Board, the members of the Committee shall designate the Chairperson by majority vote of the members of the Committee. Simultaneous service on more than one of the Company’s committees shall not impair the ability of any director to effectively serve on the Committee.

F. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Unless determined to the contrary by a majority of the members of the Committee, each regularly scheduled meeting should conclude with an executive session of the Committee absent members of management and advisors.

G. The Committee shall meet periodically with management, independent auditors and internal auditors in separate executive sessions to discuss any matters that the Committee or these persons or groups believe should be discussed privately. In addition, the Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

H. The Committee shall report to the Board following regular meetings, and at such other times as circumstances warrant.

I. The Corporate Secretary, or a designee thereof, shall record and keep minutes of all Committee meetings.

J. The Committee may form and delegate authority to subcommittees when and as the Committee deems necessary and appropriate, except as may be otherwise provided by this Charter or specifically prohibited by action of the full Board.

III.	Responsibilities and Duties

To fulfill its responsibilities and duties the Committee shall:

Reports/Accounting Information Review

A. Review this Charter and the Internal Audit Charter at least annually and recommend to the Board any necessary amendments as conditions dictate.

B. Review and discuss with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements, and internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

C. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with management and the independent auditors the 10-Q prior to its filing (or prior to the release of earnings).

D. Review and discuss the type and presentation of information to be included in earnings press releases with management, including review of any “pro-forma” or “adjusted” non-GAAP information.

E. Discuss in advance with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

Independent Auditors

F. Appoint (subject to stockholder ratification, if applicable), agree to compensate, and oversee the work performed by the independent auditors for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Committee and the Committee shall oversee the resolution of disagreements or other issues between management and the independent auditors in the event that they arise. The Company shall provide appropriate funding, as determined by the Committee, for payment of work performed by the independent auditors.

G. Evaluate the independent auditor’s qualifications, performance and independence (including an evaluation of senior members of the independent audit team) annually. The Committee may take into account the opinions of management and the Company’s internal auditors and report its findings to the Board. The Committee will also consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence. The Committee shall present its conclusions with respect to the independent auditor to the full Board.

H. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

I. Review with the independent auditor any problems or difficulties regarding the audit process or accounting practices or principles, and management’s views or response; review the independent auditor’s attestation and report on management’s internal control report related to Section 404 of the Sarbanes-Oxley Act of 2002; and hold timely discussions with the independent auditors regarding the following:

(i) all critical accounting policies and practices;

(ii) all alternative treatments of financial information within accounting principles generally accepted in the United States of America (“GAAP”) that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor;

(iii) other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

(iv) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

J. At least annually, obtain and review a report by the independent auditor describing:

(i) the firm’s internal quality control procedures;

(ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, in respect of one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

K. Review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports as required by the Exchange Act.

L. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

M. Set clear hiring policies for the Company, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

Oversight of the Company’s Internal Audit Function

N. The Committee shall have the authority to appoint, compensate and terminate the employment of the internal auditors, including the senior internal auditing executive and any independent firm or company retained by the Company to assist it in connection with the internal audit function.

O. Review the significant reports to management prepared by the internal auditing department and management’s responses.

P. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Financial Reporting Processes and Accounting Policies

Q. In consultation with the independent auditors and Company management, review the integrity of the Company’s financial reporting processes (both internal and external), and the internal control structure (including internal controls over financial reporting and disclosure controls and procedures).

R. Review with the independent auditors and management major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls over financial reporting and disclosure controls and procedures and any special audit steps adopted in light of material control weaknesses or deficiencies.

S. Review analyses prepared by management (and the independent auditor as noted above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

T. Review with the independent auditors and management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

U. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

V. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Legal Compliance and Risk Management

W. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

X. Discuss with the internal audit team (including both employees and any consultants), the independent auditors and management

(i) the planning for and completion of any risk assessment of the Company and its various operations;

(ii) internal audit procedures and policies designed to detect or avoid fraud;

(iii) the discovery of any actual fraud; and

(iv) the design and efficacy of the Company’s internal controls over financial reporting and disclosure controls and procedures.

Y. Discuss with management, the independent auditors and the internal auditors, as applicable, guidelines and policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

Z. Review with the full Board, any issues that arise with the Company’s compliance (or failure of compliance) with legal or regulatory requirements.

Other Responsibilities

AA. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting disclosure policies or practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.)

BB. Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

CC. Annually, perform a self-assessment relative to the Committee’s purpose, duties and responsibilities outlined herein.

DD. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principals and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

EXHIBIT B

CATALINA MARKETING CORPORATION
AMENDED AND RESTATED 1999 STOCK AWARD PLAN

1.	Purpose.

The Plan is intended to provide incentives to key Employees, directors and consultants of the Corporation and its Subsidiaries, to encourage proprietary interest in the Corporation, and to attract new Employees, directors and consultants with outstanding qualifications through providing select current and prospective key Employees, directors and consultants of the Corporation and its Subsidiaries with the opportunity to acquire Shares.

2.	Definitions.

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates otherwise.

(a) “Act” shall mean the Securities Act of 1933, as amended.

(b) “Administrator” shall mean the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

(c) “Award” shall mean any award made pursuant to this Plan, including Options, Share Appreciation Rights, Restricted Shares, RSUs, and Performance Units.

(d) “Award Agreement” shall mean any written document setting forth the terms and conditions of an Award, as prescribed by the Administrator.

(e) “Board” shall mean the Board of Directors of the Corporation.

(f) “Cause” in respect of a Participant shall mean dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, conviction or confession of a crime punishable by law (except misdemeanor violations), or engaging in practices contrary to stock “insider trading” policies of the Corporation, by such Participant, in each case as determined by the Administrator, with such determination to be conclusive and binding on such affected Participant and all other persons.

(g) “Change of Control” shall mean the occurrence of any of the following: (i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire without the happening or failure to happen of a material condition or contingency, other than the passage of time) of more than 50% of the aggregate outstanding voting power of capital stock of the Corporation in respect of the general power to elect directors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with individuals elected to the Board with the approval of at least 66 2/3% of the directors of the Corporation then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; and (iii) (A) the Corporation consolidates with or merges into another entity or sells all or substantially all of its assets to any individual or entity, or (B) any corporation consolidates with or merges into the Corporation, which in either event (A) or (B) is pursuant to a transaction in which the holders of the Corporation’s voting capital stock in respect of the general power to elect directors immediately prior to such transaction do not own, immediately following such transaction, at least a majority of the voting capital stock in respect of the general power to elect directors of the surviving corporation or the person or entity which owns the assets so sold.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Committee” shall mean the committee appointed by the Board in accordance with Section 4 of the Plan.

(j) “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Corporation.

(k) “Corporation” shall mean Catalina Marketing Corporation, a Delaware corporation, or any successor hereunder.

(l) “Disability” shall mean the condition of a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether a Participant is disabled shall be made in the Administrator’s sole discretion.

(m) “Employee” shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Corporation or a Subsidiary.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Exercise Price” shall mean the price per Share of Common Stock, determined by the Administrator, at which an Option or Share Appreciation Right may be exercised.

(p) “Fair Market Value” shall mean the value of one (1) Share of Common Stock, determined as follows, without regard to any restriction other than a restriction which, by its terms, will never lapse:

(1) If the Shares are traded on a nationally recognized exchange or the National Market System (the “NMS”) of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the closing price as reported for composite transactions on the date of valuation or, if no sales occurred on that date, then the average of the highest bid and lowest ask prices on such exchange or the NMS at the end of the day on such date;

(2) If the Shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the average of the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the date of valuation, or, if on such day such security is not quoted in the NASDAQ system, the average of the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

(3) If neither (1) nor (2) applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

(q) “Good Reason” in respect of a Participant shall mean the occurrence of any of the following events or conditions following a Change of Control:

(1) A change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) that represents a substantial reduction of the status, title, position or responsibilities in respect of the Corporation’s business as in effect immediately prior thereto; the assignment to the Participant of substantial duties or responsibilities that are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant’s service for Cause, for Disability or as a result of his or her death, or by the Participant other than for Good Reason;

(2) A reduction in the Participant’s annual base salary;

(3) The Corporation’s requiring the Participant (without the Participant’s consent) to be based at any place outside a 35-mile radius of his or her place of employment immediately prior to a Change of Control, except for reasonably required travel on the Corporation’s business that is not materially greater than such travel requirements prior to such Change of Control;

(4) The Corporation’s failure to (i) continue in effect any material compensation or benefit plan (or a reasonable replacement therefor) in which the Participant was participating immediately prior to a Change of Control, including, but not limited to the Plan, or (ii) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to a Change of Control (or as in effect following the Change of Control, if greater); or

(5) Any material breach by the Corporation of any provision of the Plan.

(r) “Incentive Stock Option” shall mean an option described in Section 422(b) of the Code.

(s) “Non-Employee Director” shall have the meaning assigned to this phrase in Rule 16b-3 of the Securities and Exchange Commission adopted under the Exchange Act.

(t) “Nonstatutory Stock Option” shall mean an option not described in Section 422(b) or 423(b) of the Code.

(u) “Option” shall mean any stock option granted pursuant to the Plan.

(v) “Option Profit” shall mean the amount (not less than zero) by which the Fair Market Value of a share of Common Stock subject to a Nonstatutory Stock Option on the date of a Participant’s exercise of a Nonstatutory Stock Option exceeds the exercise price of such Nonstatutory Stock Option.

(w) “Participant” shall mean any person who receives an Award pursuant to Sections 5(a), 8(a), 9(a) or 9(b) hereof.

(x) “Performance Units” shall mean Awards granted pursuant to Section 9(a) or 9(b) hereof.

(y) “Plan” shall mean this Catalina Marketing Corporation Amended and Restated 1999 Stock Award Plan, as it may be amended from time to time.

(z) “Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

(aa) “Restricted Shares” shall mean Shares awarded pursuant to Section 8 of this Plan.

(bb) “RSUs” shall mean units granted pursuant to Section 8 of this Plan.

(cc) “Retirement” shall mean the voluntary cessation of employment by an Employee at such time as may be specified in the then current personnel policies of the Corporation, in the sole discretion of the Administrator or, in lieu thereof, upon the attainment of age sixty-five (65) and the completion of not less than twenty (20) years of service with the Corporation or a Subsidiary.

(dd) “Share” shall mean one (1) share of Common Stock, adjusted in accordance with Section 11 of the Plan (if applicable).

(ee) “Share Appreciation Right” or “SAR” means Awards granted pursuant to Section 10 of the Plan.

(ff) “Subsidiary” shall mean any subsidiary corporation as defined in Section 424(f) of the Code, and shall include any entity as to which the Corporation directly or indirectly owns more than a forty percent (40%) interest.

3.	Effective Date.

The Plan was adopted by the Board effective April 29, 1999, and received the approval of the Corporation’s stockholders on July 20, 1999. The Board subsequently amended the Plan on April 26, 2001, April 25, 2002 and July 22, 2004, subject to stockholder approval that such amendments received on July 26, 2001, July 25, 2002 and August 19, 2004, respectively. The Board approved a restatement of the Plan, which incorporated certain amendments, effective April 14, 2006, and the Board approved further amendments to the Plan on June 22, 2006, subject to stockholder approval [which was received on August 10, 2006].

4.	Administration.

The Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three (3) members of the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by a unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

The Administrator shall from time to time at its discretion select the Participants who are to be granted Awards, determine the form of Award Agreements, determine the number of Shares to be subject to Awards to be granted to each Participant, designate an Award of Options as Incentive Stock Options or Nonstatutory Stock Options and determine to what extent the Award shall be transferable. The interpretation and construction by the Administrator of any provisions of the Plan or of any Award granted thereunder shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted thereunder.

So long as the Common Stock is registered under Section 12 of the Exchange Act, then notwithstanding the first or second sentences of the immediately preceding paragraph, selection of officers and directors for participation and decisions concerning the timing, pricing and amount of an Award shall be made solely by the Board, or by the Committee, each of the members of which shall be a Non-Employee Director. If the Committee grants an Award to a person subject to Code Section 162(m), each member of the Committee shall be an “outside director” within the meaning of that section.

5.	Participation.

(a)	Eligibility.

The Participants shall be such Employees (who may be officers, whether or not they are directors) and directors of or consultants to the Corporation or a Subsidiary (whether or not they are Employees) as the Administrator may select subject to the terms and conditions of Section 5(b) below; provided that directors or consultants who are not also Employees shall not be eligible to receive Incentive Stock Options.

(b)	Ten-Percent Stockholders.

A Participant who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (ii) in the case of an Incentive Stock Option, such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

(c)	Stock Ownership.

For purposes of Section 5(b) above, in determining stock ownership, a Participant shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (by whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Participant holds an Option or any other option if (as of the time the Option or such other option is granted) the terms of such Option or other option provide that it will not be treated as an Incentive Stock Option, shall not be counted.

(d)	Outstanding Stock

For purposes of Section 5(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of the Option to the Participant . “Outstanding stock” shall not include shares authorized for issuance under outstanding Options held by the Participant or by any other person.

6.	Stock.

The stock subject to Awards granted under the Plan shall be Shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares as to which Awards may be granted shall not exceed twelve million nine hundred thousand (12,900,000) (reflecting adjustment for the three-for-one stock split that occurred in 2000 and the amendments increasing the number of Shares available for issuance under the Plan in 2001, 2002 and 2006). The number of Shares subject to Awards outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Award for any reason expires or is forfeited or terminated, or Shares are reacquired by the Corporation pursuant to the terms of an Award Agreement, the Shares allocable to the Award or the Shares so reacquired may again be made subject to an Award. In addition, shares of Common Stock that the Company retains from otherwise delivering pursuant to an Award either (i) as payment of the exercise price of an Award (such as in the case of an Option or an SAR), or (ii) in order to satisfy withholding or employment taxes due upon the grant, exercise, vesting or distribution of an Award, shall again be available for additional Awards. Notwithstanding anything herein to the contrary, during the term of the Plan no Person shall receive Awards under the Plan relating to in excess of 1,800,000 Shares (reflecting adjustment for the three-for-one stock split that occurred in 2000). The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 11 hereof upon the occurrence of an event specified therein.

7.	Terms and Conditions of Options.

(a)	Award Agreements.

Options shall be evidenced by written Award Agreements in such form as the Administrator shall from time to time determine. Such agreements need not be identical but shall comply with and be subject to the terms and conditions set forth below. No Option shall be effective until the applicable Award Agreement is executed by both parties thereto.

(b)	Participant’s Undertaking.

Each Participant shall agree to remain in the employ or service of the Corporation or a Subsidiary and to render services for a period as shall be determined by the Administrator, from the date of the granting of the Option, but such agreement shall not impose upon the Corporation or its Subsidiaries any obligation to retain the Participant in their employ or service for any period.

(c)	Number of Shares.

Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 12 hereof.

(d)	Exercise Price.

Each Option shall state the Exercise Price. The Exercise Price shall not be less than the Fair Market Value on the date of grant and, in the case of an Incentive Stock Option granted to a Participant described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

(e)	Medium and Time of Payment.

The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Award Agreement so provides, or the Administrator, in its sole discretion otherwise approves therefor, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option for at least six months (subject to the Administrator’s discretion to waive this six-month requirement) and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price.

Payment of any tax withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Participant, or by the Corporation not issuing such number of Shares subject to the Option, having a Fair Market Value at the time of exercise equal to the amount to be withheld or (iii) any combination of (i) and (ii) above. If the Corporation is required to register under Section 207.3 of

Regulation G of the Board of Governors of the Federal Reserve System (Title 12 Code of Federal Regulations Part 207), then so long as such registration is in effect, the credit extended by the Corporation to a Participant for the purpose of paying the Purchase Price shall conform to the requirements of such Regulation G.

Upon a duly made deferral election by a Participant eligible to participate under the Corporation’s Deferred Compensation Plan, Shares otherwise issuable to the Participant upon the exercise of a Nonstatutory Stock Option and payment of the Purchase Price by the surrender of Shares (or by the payment of cash if an Award Agreement so provides or if the Administrator exercises its discretion to accept cash) in accordance with the first paragraph of this Section 7(e), will not be delivered to the Participant. In lieu of delivery of such Shares, the Common Stock Account (as defined in the Corporation’s Deferred Compensation Plan) of the Participant maintained pursuant to the Corporation’s Deferred Compensation Plan shall be credited with a number of stock units having a value, calculated pursuant to such plan, equal to the Option Profit associated with the exercised Nonstatutory Stock Option. Such deferral of Option Profit under the Corporation’s Deferred Compensation Plan is available to Participants only if the Shares surrendered in payment of the Purchase Price upon the exercise of a Nonstatutory Stock Option have been held by the Participant for at least six months (or by the payment of cash if an Award Agreement so provides or if the Administrator exercises its discretion to accept cash).

(f)	Term of Options.

Each Option shall state the time or times when all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years (or less, in the discretion of the Administrator) from the date it was granted, and no Incentive Stock Option granted to a Participant described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years (or less, in the discretion of the Administrator) from the date it was granted.

(g)	Cessation of Service (Except by Death, Disability or Retirement).

Except as otherwise provided in this Section 7, an Option may only be exercised by Participants who have remained continuously in service as an Employee, director or consultant with the Corporation or any Subsidiary since the date of grant of the Option. If a Participant ceases to be an Employee, director or consultant for any reason other than his or her death, Disability or Retirement, such Participant shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within three (3) months (or such shorter period as the Administrator may determine) after cessation of service, but, except as otherwise provided in the applicable Award Agreement, only to the extent that, at the date of cessation of service, the Participant’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised. The foregoing notwithstanding, an Award Agreement may, in the sole discretion of the Administrator, but need not, provide that the Option shall cease to be exercisable on the date of such cessation of service if such cessation arises by reason of termination for Cause or if the Participant following cessation becomes an employee, director or consultant of a person or entity that the Administrator, in its sole discretion, determines is in direct competition with the Corporation or a Subsidiary.

For purposes of this Section 7(g) the service relationship shall be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Administrator). The foregoing notwithstanding, service shall not be deemed to continue beyond the last day of the third (3rd) month after the Participant ceased active service, unless the Participant’s reemployment rights are guaranteed by statute or by contract.

(h)	Death of Participant.

If a Participant dies while a Participant, or after ceasing to be a Participant but during the period in which he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in Section 7(f) above, at any time within twelve (12) months (or such shorter period as the Administrator may determine) after the Participant’s death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Participant by bequest or inheritance, but, except as otherwise provided in the applicable option agreement, only to the extent that, at the date or death, the Participant’s right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Award Agreement and had not previously been exercised.

(i)	Disability of Participant.

If a Participant ceases to be an Employee, director or consultant by reason of Disability, such Participant shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within twelve (12) months (or such shorter period as the Administrator may determine) after such cessation of service, but, except as provided in the applicable Award Agreement, only to the extent that, at the date of such cessation of service, the Participant’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised.

(j)	Retirement of Participant.

If a Participant ceases to be an Employee by reason of Retirement, such Participant shall have the right, subject to the restrictions referred to in Section 7(f) above, to exercise the Option at any time within three (3) months (or such longer or shorter period as the Administrator may determine) after cessation of employment, but only to the extent that, at the date of cessation of employment, the Participant’s right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised.

(k)	Limitation on Incentive Stock Options

If the aggregate Fair Market Value (determined as of the date an Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries, exceeds $100,000, the Option shall be treated as a Nonstatutory Stock Option with respect to the stock having an aggregate Fair Market Value exceeding $100,000.

(l)	Other Provisions.

The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option or the transfer of Shares of stock following exercise of the Option) as the Administrator shall deem advisable.

8.	Restricted Share and RSU Awards

(a)	Grants.

The Administrator shall have the discretion to grant Restricted Shares to Participants, as well as to grant units (“RSUs”) relating to Shares that are distributed in unrestricted form after they have been earned (i.e., when the criteria for earning such shares have been achieved). As promptly as practicable after a determination is made that an Award of Restricted Shares or RSUs is to be made, the Administrator shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, the terms upon which the Shares subject to the Award may be earned. The date on which the Administrator so notifies the Participant shall be considered the date of grant of the Restricted Shares or RSUs. The Administrator shall maintain records as to all grants of Restricted Shares and RSUs under the Plan.

(b)	Earning Shares.

Each Award Agreement for Restricted Shares or RSUs shall state the time or times, and the conditions or circumstances under which, all or part of the Restricted Shares, or Shares subject to RSUs, shall be earned and become nonforfeitable by a Participant.

(c)	Accrual of Dividends.

Unless otherwise provided in an Award Agreement, effective as of the record date for the payment thereof or, in lieu of such record date, effective on the date of payment, the Administrator shall credit to the Participant’s

Restricted Share or RSU account under the Plan a number of Restricted Shares or RSUs having a Fair Market Value, on that date, equal to the sum of any cash and stock dividends paid on Restricted Shares held in (or Shares subject to RSUs credited to) the Participant’s account on such date. The Administrator shall hold each Participant’s Restricted Shares and Shares subject to RSUs until distribution is required pursuant to subsection (d) hereof.

(d)	Distribution Of Restricted Shares; Settlement of RSUs.

(1) Timing of Distributions; General Rule.  Except as otherwise expressly stated in this Plan, the Administrator shall settle any Restricted Shares and any RSUs, including any attributable to accumulated cash or stock dividends thereon to the Participant or his or her beneficiary, as the case may be, as soon as practicable after they have been earned (i.e., when the criteria for earning such shares have been achieved). No fractional shares shall be distributed.

(2) Form of Distribution.  The Administrator shall distribute all Shares, together with any Shares representing dividends, in the form of Common Stock. One Share shall be given for each Restricted Share or RSU earned.

(e)	Deferral Elections.

Upon a duly made deferral election by a Participant eligible to participate under the Corporation’s Deferred Compensation Plan, Shares otherwise issuable to the Participant upon the vesting of a Restricted Share Award or RSU hereunder (or Performance Unit Award pursuant to Section 9 hereof) will not be delivered to the Participant. In lieu of delivery of such Shares, the Common Stock Account (as defined in the Corporation’s Deferred Compensation Plan) of the Participant maintained pursuant to the Corporation’s Deferred Compensation Plan shall be credited with a number of stock units having a value, calculated pursuant to such plan, equal to the Fair Market Value of the Restricted Shares or RSUs (or Performance Units) associated with the Participant’s deferral election.

9.	Performance Units

(a) Performance Units.  A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement of specific goals with respect to Corporation, Subsidiary or individual performance over a specified period of time. The maximum amount of such compensation that may be paid to any one Participant with respect to any one Performance Period (hereinafter defined) shall be $3,400,000. Performance Units may be settled in Shares (based on their Fair Market Value at the time of settlement, unless an Award Agreement provides otherwise) or cash or both, and may be awarded by the Administrator to Employees, directors or consultants to the Corporation or its Subsidiaries.

(b)	Performance Compensation Awards.

(1) The Administrator may, at the time of grant of a Performance Unit or Restricted Share Award, designate such Award as a “Performance Compensation Award” in order that such Award constitutes qualified performance-based compensation under Code Section 162(m), in which event the Administrator shall have the power to grant such Awards upon terms and conditions that qualify such awards as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Administrator shall establish, in writing, a Performance Period, Performance Measure(s) (hereinafter defined), and Performance Formula(s) (hereinafter defined). Once established for a Performance Period, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(2) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award are achieved and the Performance Formula as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be 130,000 performance Restricted Shares (or RSUs) or $3,400,000.

(c)	Definitions.

(1) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Administrator for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(2) “Performance Measure” means one or more of the following selected by the Administrator to measure Corporation, Subsidiary and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic or diluted earnings per share; sales or revenue; earnings before interest and taxes (in total or on a per share basis); net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets or subsidiaries. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Corporation (or such other standard applied by the Administrator) and, if so determined by the Administrator, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(3) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Corporation), as the Administrator may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

10.	Share Appreciation Rights (SARs)

(a) Grants.  The Administrator may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(1) SARs related to Options.  The Administrator may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 10(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(2) SARs Independent of Options.  The Administrator may grant SARs which are independent of any Option subject to such conditions that may be based on the achievement of specific goals with respect to the Corporation, a Subsidiary or individual performance over a specified period of time as the Administrator may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(3) Limited SARs.  The Administrator may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, including those that are performance-based, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s stockholders generally in connection with the event.

(b) Exercise Price.  The per Share exercise price of an SAR shall be determined in the sole discretion of the Administrator, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. The exercise price of an SAR shall be subject to the special rules on pricing contained in Sections 5(b) and 7(d) hereof.

(c) Exercise of SARs.  Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the stockholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement, but shall not, without the approval of the stockholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Shares.  To the extent that an SAR is exercised, only the actual number of delivered shares (if any) will be charged against the maximum number of shares that may be delivered pursuant to Awards under this Plan. The number of shares subject to the SAR and any related Option of the Participant will, however, be reduced by the number of underlying shares as to which the exercise relates, unless the Award Agreement otherwise provides.

(e) Payment.  Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying —

(1) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(2) the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Administrator may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment.  Subject to Applicable Law, the Administrator may, in its sole discretion, settle the amount determined under Section 10(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Administrator, all SARs shall be settled in Shares as soon as practicable after exercise. Notwithstanding the foregoing, the Administrator may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

(g) Termination of Employment or Consulting Relationship.  The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 7(g) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

11.	Term of Plan.

Awards may be granted pursuant to the Plan until the expiration of the Plan on April 29, 2009.

12.	Recapitalizations; Change of Control.

(a)	Adjustments in Respect of Recapitalizations.

The number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Award and the Exercise Price of Options shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or a stock split or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

If the Corporation shall merge with another corporation and the Corporation is the surviving corporation in such merger and under the terms of such merger the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Award shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Award would have been entitled as a result of the merger. If the Corporation sells all, or substantially all, of its assets, or the Corporation merges (other than a merger of the type described in the immediately preceding sentence) or consolidates with another corporation, this Plan and each Award shall terminate; provided that in such event (i) each Participant to whom no replacement Award has been tendered by the surviving or acquiring corporation (or the parent corporation of the surviving or acquiring corporation) in accordance with all of the terms of clause (ii) or (iii) immediately below, shall receive immediately before the effective date of such sale, merger or consolidation, unrestricted Shares equal to the number of Restricted Shares (or Shares subject to RSUs) and the value of any Performance Units to which the Participant is then entitled (regardless of any vesting condition), and shall have the right, for a period of at least thirty days, until five days before the effective date of such sale, merger or consolidation, to exercise, in whole or in part (in the discretion of the Participant), any unexpired Option or Options or SARs issued to him or her, without regard to the installment or vesting provisions of any Award Agreement, or (ii) in its sole and absolute discretion, the surviving or acquiring corporation (or the parent corporation of the surviving or acquiring corporation) may, but shall not be obligated to, (I) tender to all Participants with then Restricted Shares or RSUs, an award of restricted shares (or RSUs, as the case may be) of the surviving or acquiring corporation (or the parent corporation of the surviving or acquiring corporation), tender to all Participants with then Performance Units, an award of performance units of the surviving or acquiring corporation (or the parent corporation of the surviving or acquiring corporation), and tender to Participants with outstanding Options or SARs under the Plan an option or options to purchase shares of the surviving or acquiring corporation (or of the parent corporation of the surviving or acquiring corporation), in which each new award or awards contain such terms and provisions as shall be required substantially to preserve the rights and benefits of all Awards then held by such Participants or, (II) permit Participants to receive unrestricted Shares with respect to any Restricted Shares or Shares subject to RSUs (regardless of any vesting condition) immediately before the effective date of the transaction, permit Participants to receive cash with respect to value of any Performance Units (regardless of any vesting condition) immediately before the effective date of the transaction, honor deferral elections that Participants make pursuant to Section 8(e), and grant the choice to all Participants with then outstanding Options or SARs of (A) exercising the Options or SAR in full as described in clause (i) above or (B) receiving a replacement Option as set forth in clause (ii)(I). A dissolution or liquidation of the Corporation, other than a dissolution or liquidation immediately following a sale of all or substantially all of the assets of the Corporation, which shall be governed by the immediately preceding sentence, shall cause each Award to terminate. In the event a Participant receives any unrestricted Shares in satisfaction of Restricted Shares or RSUs, any payment in satisfaction of Performance Units, or exercises any unexpired Option or Options or SAR prior to the effectiveness of a sale of all or substantially all of the Corporation’s assets or a merger or consolidation of the Corporation with another corporation in accordance with clause (i) of this Section 12, such receipt of unrestricted Shares, such payment, or exercise of any Option or Options or SAR shall be subject to the consummation of such sale, merger or consolidation. If such sale, merger or consolidation is not consummated, any otherwise unearned Restricted Shares or Shares subject to RSUs shall be deemed not to have been distributed to the Participant, any payment made to satisfy Performance Units shall be returned to the Corporation, and any otherwise unexpired Option or Options or SAR shall be deemed to have not been exercised, and the Participant and the Corporation shall take all steps necessary to achieve this effect including, without limitation, the Participant delivering to the Corporation the stock certificate representing the Shares issued with respect to Restricted Shares or RSUs, the return to the Corporation of any payments made to the Participant, or upon the exercise of the Option or SAR, endorsed in favor of the Corporation, and the Corporation returning to the Participant the consideration representing the Exercise Price paid by the Participant upon the exercise of the Option or SAR.

To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

Except as expressly provided in this Section 12, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option or the number or type of Shares subject to an Award of Restricted Shares or RSUs.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

(b)	Acceleration under Certain Circumstances Following a Change of Control.

Notwithstanding any other provision of the Plan to the contrary and except as otherwise expressly provided in the applicable Award Agreement, the restrictions relating to any Restricted Shares or Shares subject to RSUs, the vesting of any Performance Units, the vesting or similar installment provisions relating to the exercisability of any Option or SAR, and the restrictions, vesting or installment provisions relating to any replacement award tendered to a Participant pursuant to or as a result of, or relating to, a transaction described in the second paragraph of Section 12(a) hereof shall be waived or accelerated, as the case may be, and the Participant shall receive unrestricted Shares with respect to any Restricted Shares or RSUs, a payment with respect to the value of any Performance Units, or a similar replacement award, and shall have the right, for a period of at least thirty days, to exercise such an Option or SAR or replacement option in the event the Participant’s employment with or services for the Corporation should terminate within two years following a Change of Control, unless such employment or services are terminated by the Corporation for Cause or by the Participant voluntarily without Good Reason, or such employment or services are terminated due to the death or Disability of the Participant. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to the foregoing without the Participant’s consent, if the result would be to cause such option not to be treated as an Incentive Stock Option.

13.	Rights As a Stockholder; Nontransferability.

(a) A Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Shares covered by such Award until the date of the issuance of a stock certificate to such Participant or transferee for such Shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(c) or Section 11 hereof.

(b) Awards are nontransferable except as provided in this paragraph and as the Administrator may otherwise provide. Awards may be transferred by will or by the laws of descent and distribution. Unless otherwise provided in an Award Agreement, a Participant may give an Award that is not an Incentive Stock Option to an immediate family member, to a partnership or trust solely benefiting the Participant or immediate family members, or to an inter vivos trust or testamentary trust from which the Award (or the Award proceeds) will be transferred after the Participant’s death. An immediate family member is a Participant’s natural or adopted child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. A transfer shall not relieve a Participant from his or her obligations under this Plan or the applicable Award Agreement with respect to the transferred Award or Award proceeds.

14.	Agreement by Participant Regarding Withholding Taxes

(a) No later than the date of exercise of any Option, the distribution of Shares to a Participant pursuant to a Restricted Share Award, or the payment of any Performance Units, the Participant shall pay to the Corporation or make arrangements satisfactory to the Administrator regarding payment of any federal, state or local taxes of any kind required by law to be withheld, and may satisfy minimum withholding consequences through the surrender of shares subject to the Award; and

(b) The Corporation shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to an Award.

15.	Securities Law Requirements.

(a)	Legality of Issuance.

No Shares shall be issued pursuant to any Award unless and until the Corporation has determined that:

1. it and the Participant have taken all actions required to register the offer and sale of the Shares under the Act, or to perfect an exemption from the registration requirements thereof;

2. any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

3. any other applicable provision of state or Federal law has been satisfied.

(b)	Restrictions on Transfer; Representations of Participant; Legends.

Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Participant shall be required to represent that any Shares being acquired by the Participant are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend (or similar legend in the discretion of the Administrator) and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 13 shall be conclusive and binding on all persons.

(c) Registration or Qualification of Securities.

The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

(d)	Exchange of Certificates.

If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(e)	Other Jurisdictions.

To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Corporation may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Corporation is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Corporation may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

16.	Amendment of The Plan; Modification of Awards.

The Board may from time to time, with respect to any Shares at the time not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that, without the approval of the Corporation’s stockholders, no such revision or amendment shall:

(a) Increase the number of Shares which may be issued under the Plan;

(b) Change the designation in Section 5 hereof with respect to the classes of persons eligible to receive Options; or

(c) Modify the Plan such that it fails to meet the requirements of Rule 16b-3 of the Securities and Exchange Commission for the exemption of the acquisition, cancellation, expiration or surrender of Options from the operation of Section 16(b) of the Exchange Act.

Within the limitations of the Plan, the Administrator may modify any Award, accelerate the vesting of any Restricted Share Award or the rate at which an Option or SAR may be exercised, or extend or renew outstanding Options. The foregoing notwithstanding, no modification of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted.

17.	Application of Funds.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

18.	Approval of Stockholders.

The adoption by the Board on June 22, 2006 of the increase by 3 million in the number of Shares as to which Awards may be granted under this Plan is subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the first annual meeting of stockholders of the Corporation following the adoption of such increase.

19.	Execution.

To record the adoption of this amendment and restatement of the Plan by the Board as of June 22, 2006, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.

Catalina Marketing Corporation

By:	/s/ L. Dick Buell
L. Dick Buell, Chief Executive Officer

By:	/s/ Barry A. Brooks
Barry A. Brooks, Secretary

[Seal]

APPENDIX

CATALINA MARKETING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS — AUGUST 10, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy card states the following:

The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith, hereby appoints Rick P. Frier and Barry A. Brooks as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Catalina Marketing Corporation (the “Company”) held of record by the undersigned on June 22, 2006, at the Annual Meeting of Stockholders to be held at the offices of the Company, 200 Carillon Parkway, St. Petersburg, FL 33716, on Thursday, August 10, 2006 and at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED AND FOR EACH OF THE PROPOSALS LISTED.

1.	Election of Class III Directors Eugene P. Beard, Robert G. Tobin and Jeffrey W. Ubben.	For ☐	Withheld ☐
INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided:
2.	Proposal to approve an increase in the number of shares of Common Stock available under the Company’s Amended and Restated 1999 Stock Award Plan by 3 million shares;	For ☐	Against ☐	Abstain ☐
3.	Proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for fiscal year 2007.	For ☐	Against ☐	Abstain ☐
4.	At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.